United States Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Hyperion Solutions Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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October 18, 2006

TO THE STOCKHOLDERS OF HYPERION SOLUTIONS CORPORATION

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Hyperion Solutions Corporation (the “Company”), which will be held at the Company’s corporate headquarters, 5450 Great America Parkway, Santa Clara, California 95054, on Wednesday, November 15, 2006, at 2:30 p.m. P.S.T.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

To ensure your representation at the meeting, you are urged to vote by proxy by following one of these steps as promptly as possible:

(a)	Complete, sign, date and return the enclosed proxy card (a postage-paid envelope is enclosed for that purpose); or

(b)	Vote via the Internet (see instructions on the enclosed proxy card); or

(c)	Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card).

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY VIA THE INTERNET OR TELEPHONE. Returning the proxy by mail, by telephone or on the Internet does NOT deprive you of your right to attend the Annual Meeting. If you are a stockholder of record that decides to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Jeffrey R. Rodek
Executive Chairman

Hyperion Annual Report 2006

HYPERION SOLUTIONS CORPORATION
5450 GREAT AMERICA PARKWAY
SANTA CLARA, CALIFORNIA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 15, 2006

The Annual Meeting of Stockholders (the “Annual Meeting”) of Hyperion Solutions Corporation (the “Company”) will be held at the Company’s corporate headquarters, 5450 Great America Parkway, Santa Clara, California 95054, on Wednesday, November 15, 2006, at 2:30 p.m. P.S.T. for the following purposes:

1.	To elect three Class II directors to serve on the Board of Directors for a three-year term;

2.	To approve amendment of the Company’s 2004 Equity Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at 5:00 p.m. E.D.T on September 21, 2006 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s corporate headquarters located at 5450 Great America Parkway, Santa Clara, California 95054, during ordinary business hours for the ten-day period prior to the date of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Jeffrey R. Rodek
Executive Chairman

Santa Clara, California
October 18, 2006

Hyperion Annual Report 2006

HYPERION SOLUTIONS CORPORATION
5450 GREAT AMERICA PARKWAY
SANTA CLARA, CALIFORNIA 95054

PROXY STATEMENT

Hyperion Annual Report 2006

HYPERION SOLUTIONS CORPORATION
5450 GREAT AMERICA PARKWAY
SANTA CLARA, CALIFORNIA 95054

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 15, 2006

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hyperion Solutions Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters, 5450 Great America Parkway, Santa Clara, California 95054, on Wednesday, November 15, 2006, at 2:30 p.m. P.S.T., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about October 18, 2006.

The Company’s principal executive offices are located at 5450 Great America Parkway, Santa Clara, California 95054. The telephone number at that address is (408) 588-8000.

THE ANNUAL MEETING

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS

The Company’s common stock, $0.001 par value per share (the “Common Stock”), is the only security entitled to vote at the Annual Meeting. On September 21, 2006, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 57,772,130 shares of Common Stock outstanding. Each share held of record on September 21, 2006 is entitled to one vote. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes, if any. References to share amounts contained in this proxy statement have been adjusted to give effect to the December 19, 2005 3-for-2 stock split.

If your shares are held in a stock brokerage account or by a bank or other nominee, these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record, and you are considered the beneficial owner of these shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in the section entitled “Vote Required” below.

If you are a stockholder of record, you may grant a proxy to vote your shares over the Internet or by telephone twenty-four hours a day, seven days a week, at any time before 6:00 p.m., EST on November 14, 2006. You may vote by telephone by calling 1-800-652-VOTE (1-800-652-8683) and following the instructions provided by the recorded message. To vote via the Internet, go to www.computershare.com/expressvote, enter the information

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requested on your computer screen and follow the instructions to create an electronic ballot. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, please consult your broker, bank or nominee if you have any questions regarding electronic voting. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

QUORUM REQUIRED

The Company’s bylaws provide that a majority of the Company’s issued and outstanding Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

VOTES REQUIRED

Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares entitled to vote and present in person or represented by proxy. The three nominees for Class II director receiving the highest number of affirmative votes will be elected. Abstentions will not affect the outcome of the vote.

Proposal 2. Approval of amendment of the Company’s 2004 Equity Incentive Plan requires the affirmative vote of a majority of votes cast at the Annual Meeting. Abstentions will have the same affect as a vote AGAINST this proposal, and broker non-votes, if any, will not affect the vote.

Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007 requires the affirmative vote of a majority of votes cast at the Annual Meeting. Abstentions will have the same affect as a vote AGAINST this proposal.

PROXIES

Whether or not you are able to attend the Annual Meeting, you are urged to complete, sign and return the enclosed proxy card, which is solicited by the Board and which will be voted as you direct on your properly completed proxy card. In the event no directions are specified, such proxies will be voted FOR the election of the nominees for director; FOR the amendment of the Company’s 2004 Equity Incentive Plan; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2007; and, as to other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders.

You may revoke or change your proxy at any time before the Annual Meeting by delivering a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. All shares of Common Stock represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or other communication media following the original solicitation. Officers and employees who

Hyperion Annual Report 2006

solicit proxies will receive no additional compensation. The Company has retained The Proxy Advisory Group, LLC, to assist in the solicitation of proxies, for an estimated fee of $18,000, plus reasonable out-of-pocket expenses.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

BOARD, BOARD COMMITTEES AND MEETINGS

Board. The Company’s Board of Directors currently consists of nine directors, as described in “Proposal No. 1: Election of Directors.” The Nasdaq listing rules require that a majority of the Board be “independent”, as defined in the Nasdaq listing rules. The Board has determined that each of the Company’s directors and nominees for director other than Messers. Rodek and Sullivan qualify as independent in accordance with the Nasdaq listing rules.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all Hyperion employees outside of Board meetings, and the Board encourages each director to visit different Hyperion sites and events worldwide and meet with local management at those sites and events.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each member of each such committee is an independent director. Each of the committees has authority to engage such legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Each of the Board committees has a written charter approved by the Board. Copies of each committee charter are posted on Hyperion’s Investor Relations web site at www.hyperion.com under the “Corporate Governance” section. The members of the committees are identified in the following table:

Corporate
Governance
	Audit	Compensation	and Nominating
Board Member	Committee	Committee	Committee

Henry Autry			Chair
Nanci Caldwell	X	X
Terry Carlitz	X	X
Yorgen Edholm			X
Gary Greenfield	Chair
John Riccitiello		Chair
Maynard Webb			X

The primary responsibilities and functions of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are as follows:

Audit Committee. The Audit Committee assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the appointment, compensation and oversight of the Company’s independent accountant, and (iv) the performance of the Company’s internal audit function. The Audit Committee has established procedures whereby complaints and concerns with respect to accounting, internal accounting controls or auditing matters may be submitted to the Audit Committee. The responsibilities and activities of the Audit Committee are described in greater detail in the section of this proxy statement entitled “Report of the Audit Committee” and in the Audit Committee Charter posted on the Company’s website. The Board has determined that each of the Audit Committee members is independent as defined under SEC rules and Nasdaq listing standards. The Board has also determined that Terry Carlitz and Gary Greenfield are Audit

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Committee “financial experts” within the meaning of SEC regulations. Each member of the Audit Committee is able to read and understand financial statements, as required by the Nasdaq listing rules.

Compensation Committee. The Compensation Committee carries out the Board’s overall responsibility related to executive compensation by (i) assisting the Board in developing and evaluating executive candidates and the preparation of executive succession plans, (ii) reviewing and approving the evaluation process and compensation structure of the Company’s officers and other senior management, (iii) evaluating the performance and approving the compensation of the Company’s senior executive officers, and (iv) setting the compensation and other terms of employment of the Company’s Chief Executive Officer. The Compensation Committee also has full power and authority to review and recommend that the Board modify and approve the Company’s stock-based plans, bonus plans, and other compensation-related plans.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee oversees all aspects of the Company’s director nomination and corporate governance functions on behalf of the Board. In particular, it (i) identifies, reviews and evaluates candidates to serve as members of the Board, (ii) reviews Board committee structure and recommends directors to serve as Board committee members, (iii) makes recommendations to the Board regarding corporate governance issues, and (iv) makes other recommendations to the Board regarding affairs relating to the members of the Board. Each of the members of the Corporate Governance and Nominating Committee is independent as defined under SEC rules and Nasdaq listing standards.

The Nomination Process. The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board. However, the Corporate Governance and Nominating Committee strives to find nominees who have achieved prominence in their field and who possess significant experience or skills in areas of importance to the Company, such as general management, finance, technology, marketing, international business and the public sector. The Corporate Governance and Nominating Committee also looks for persons who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment. The Corporate Governance and Nominating Committee will consider the current composition and needs of the Board and the specific requirements of the Board committees when searching for and considering nominees for director.

In its search for nominees, the Corporate Governance and Nominating Committee first determines whether the Board requires a new member with specific qualities or a more generally qualified member. The Corporate Governance and Nominating Committee then identifies candidates by seeking input from Board members, considering recommendations for nominees submitted by stockholders, and, if appropriate, hiring a search firm. Promising candidates are interviewed by the Corporate Governance and Nominating Committee and selected management representatives, and, based on those interviews and separate reference checks, the Committee provides its recommendations to the Board for appropriate consideration and action. Ms. Caldwell and Mr. Webb were located through a third party search firm.

Stockholders who wish to communicate with the Board or the Corporate Governance and Nominating Committee or any of its members regarding nominations of directors or other matters may do so by sending written communications addressed to the Corporate Secretary at the Company’s principal offices, 5450 Great America Parkway, Santa Clara, California 95054 or by email to corporatesecretary@hyperion.com. All stockholder communications that are received by the Corporate Secretary, so long as they are not in the nature of advertising, promotions of a product or service, or patently offensive material, for the attention of the Corporate Governance and Nominating Committee, will be submitted to the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Corporate Governance and Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership and the name of the candidate, the candidate’s resume or a listing of his or her

Hyperion Annual Report 2006

qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board. Additional requirements for the submission of stockholder nominations are set forth in the Company’s Bylaws.

Meetings. During the year ended June 30, 2006, there were six meetings of the Board, eleven meetings of the Audit Committee, six meetings of the Compensation Committee and four meetings of the Corporate Governance and Nominating Committee. In addition, during the same period, the Board acted by unanimous written consent twice, the Compensation Committee acted by unanimous written consent six times, the Corporate Governance and Nominating Committee acted by unanimous written consent once. Each director attended at least 75% of the Board meetings and the committee meetings of which he or she is a member in fiscal 2006.

The Company’s policy is to invite, but not require, all members of the Board to attend the stockholders’ annual meeting. Historically, attendance of stockholders in person at annual meetings has been very low. All of the directors then in office, except John Riccitiello, attended last year’s stockholders’ annual meeting.

CONTACTING THE BOARD OF DIRECTORS

The Board recommends that stockholders initiate any communications with the Board, its committees or any of its members, in writing and send them in care of the Corporate Secretary. Stockholders can send communications by e-mail to corporatesecretary@hyperion.com, by fax to (408) 588-8181 or by mail to Corporate Secretary, Hyperion Solutions Corporation, 5450 Great America Parkway, Santa Clara, CA 95054. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication.

All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the facsimile, envelope or e-mail is addressed.

DIRECTOR COMPENSATION

Non-employee Board members receive retainers of $30,000 per year. In addition, non-employee Board members receive a fee of $2,000 for every Board or Board Committee meeting they attend in person or by audio or video conference as an ordinary member. The chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each receive $4,000 per meeting they attend in person or by audio or video conference and the chair of the Audit Committee receives $6,000 per meeting attended in person or by audio or video conference. The Company does not pay compensation for special assignments of the Board. Non-employee members of the Board also receive automatic equity grants under the Company’s 2004 Equity Incentive Plan. Each individual who becomes a non-employee member of the Board is granted 10,500 shares of restricted stock on the date such individual joins the Board. These “initial grant” shares have a purchase price of $0.001 per share and vest in three equal amounts at each of the first three annual anniversaries of the date that the Board member joined the Board, so long as the director remains a member of the Board. In addition, each individual who continues to serve as a non-employee Board member is granted an automatic annual grant of 5,250 shares of restricted stock. These “annual grant” shares have a purchase price of $0.001 per share and vest in three equal amounts at each of the first three annual anniversaries of the grant date, so long as the director remains a member of the Board. For annual grants scheduled to take place before July 1, 2006 (i.e., relating to the 2006 fiscal year), the grant date is the annual anniversary of the date on which the director began his or her service as a director of this Corporation (or the next trading day, if such anniversary falls on a day that is not a trading day). For annual grants scheduled to take place on or after July 1, 2006 (i.e., relating to the 2007 fiscal year and beyond), the grant date is the next trading day after the Corporation’s annual shareholder’s meeting. Currently, all members of the Board are non-employees, except for Messers. Rodek and Sullivan.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with the Securities Exchange Commission with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock, and to furnish copies of these reports to the Company. Based upon the copies of Section 16(a) reports and certain representations that the Company received from such persons for their transactions in shares of Common Stock and their Common Stock holdings in the year ended June 30, 2006, the Company believes that all reporting requirements under Section 16(a) for the year were met in a timely manner by its Board members, executive officers and greater than 10% stockholders.

Hyperion Annual Report 2006

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to the Company’s Restated Certificate of Incorporation, the Board is currently divided into three classes – Class I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until their successor is elected and qualified or until their earlier death, resignation or removal.

The Board is currently composed of nine members. The three Class II directors’ term of office expires in 2006. The nominees for Class II directors, Nanci Caldwell, Jeffrey Rodek and Maynard Webb, currently serve as Class II directors. Ms. Caldwell and Mr. Webb are independent as defined by the Nasdaq listing rules. Mr. Rodek was elected at the Company’s 2003 Annual Meeting. Ms. Caldwell and Mr. Webb were appointed by the Board in February 2006.

The Corporate Governance and Nominating Committee has reviewed the qualifications of each nominee and has unanimously recommended that each current Class II director be resubmitted as a nominee for election to the Board. The Board unanimously approved this recommendation (with each of the nominees abstaining from the vote respecting their directorship). Each nominee has consented to serve as a director if elected.

Shares represented by all proxies received by the Board and not marked to withhold authority to vote for one or more of the nominees (by writing the nominee’s name where indicated on the proxy) will be voted FOR the election of the nominee. The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but in such case, proxies may be voted for the election of another nominee of the Board.

Certain information concerning each of the nominees and continuing directors, as of September 21, 2006, follows.

NOMINEES FOR CLASS II DIRECTOR:

NANCI CALDWELL

Age: 48
Director since: 2006
Hyperion Board Committees: Audit Committee, Compensation Committee
Principal occupation: Since January of 2005, Ms. Caldwell has been an independent business consultant.

Recent business experience:

•	From April 2001 to December 2004, Ms. Caldwell served as Chief Marketing Officer of PeopleSoft, Inc., a position she held until Oracle acquired PeopleSoft in January 2005.

•	From 1982 to April 2001, Ms. Caldwell held various executive roles in sales and marketing at Hewlett-Packard. She joined Hewlett-Packard as a sales representative in the Computer Services Organization, progressed into sales and marketing management, and ended her tenure there as Vice President and Group Marketing Manager of HP Services.

•	From 1979 to 1982, Ms. Caldwell held various sales positions at Xerox Corporation.

Education: Ms. Caldwell earned a bachelor of arts degree from Queens University in Kingston, Ontario.

Other directorships: Ms. Caldwell serves on the board of directors of Deltek Systems, Inc., a privately held provider of project management software designed to meet the needs of professional services firms and project-based businesses, and Network General Corporation, a privately held provider of application and network management hardware and software.

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JEFFREY RODEK

Age: 53
Director since: 1998
Hyperion Board Committees: None
Principal occupation: Since July 2004, Mr. Rodek has been Executive Chairman of the Board of the Company.

Recent business experience:

•	Mr. Rodek has been Executive Chairman of the Board since July 2004. He served as Chairman of the Board and Chief Executive Officer of the Company from October 1999 to July 2004 and has been a director of the Company since January 1998.

•	From January 1995 to October 1999, Mr. Rodek served as President and Chief Operating Officer of Ingram Micro Inc., the world’s largest wholesale provider of technology solutions, products and services.

•	Before joining Ingram Micro, Mr. Rodek spent 16 years at FedEx Corporation, a global provider of transportation, freight, and e-commerce and supply-chain management services. Mr. Rodek’s career spanned Operations Research, Financial Planning and Analysis and Operations. His last position at FedEx was Senior Vice President, the Americas.

Education: Mr. Rodek holds a bachelor’s degree in mechanical engineering and a master’s degree in business administration, with an emphasis in finance, from The Ohio State University.

Other directorships: Mr. Rodek serves on the board of directors of Accretive Commerce Company (formerly NewRoads, Inc.), a leading provider of outsourced business operations solutions to companies in multi-channel, one-to-one direct commerce. He also serves on The Ohio State University Alumni Association Board, the Dean’s Advisory Board, Fisher College of Business at Ohio State University and on the Dean’s Advisory Board of Merage School of Business at the University of California, Irvine.

MAYNARD WEBB

Age: 50
Director since: 2006
Hyperion Board Committees: Audit Committee, Compensation Committee
Principal occupation: Since retirement from eBay Inc. in August 2006, Mr. Webb has been serving on various boards.

Recent business experience:

•	From June 2002 to August 2006, Mr. Webb served as Chief Operating Officer at eBay Inc., an online global market for the sales of goods and services. Mr. Webb retired from eBay in August 2006.

•	From August 1999 to June 2002, Mr. Webb served as President of eBay Technologies.

•	From July 1998 to August 1999, Mr. Webb served as Senior Vice President and Chief Information Officer of Gateway, Inc. a fortune 250 leader in computing technology.

•	From February 1995 to July 1998, Mr. Webb served as Vice President and Chief Information Officer of Bay Networks.

•	From June 1991 to January 1995, Mr. Webb held various management positions, including Director of IT, at Quantum Corporation.

•	Mr. Webb has also held positions at Thomas Conrad, Figgie International, and IBM.

Education: Mr. Webb earned a bachelor of arts degree from Florida Atlantic University in Boca Raton, Florida.

Other directorships: Mr. Webb serves on the board of directors of Gartner, Inc., a high-technology research and consulting firm and Salesforce.com, a public company and market and technology leader in on-demand business services.

Hyperion Annual Report 2006

DIRECTOR SERVING FOR A TERM EXPIRING AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS (CLASS I DIRECTORS):

GARY GREENFIELD

Age: 51
Director since: 1998
Hyperion Board Committees: Audit Committee (Chairman and a Financial Expert)
Principal occupation: Since December 2003, Mr. Greenfield has been Chief Executive Officer of GXS, which operates one of the largest B2B e-commerce networks in the world. In addition, since December 2003, he has been an Operating Partner for Francisco Partners, one of the world’s largest technology-focused buyout funds.

Recent business experience:

•	From June 2002 until August 2003, Mr. Greenfield was President, Chief Executive Officer and a director of Peregrine Systems, Inc., a global leader in consolidated asset and service management software. Peregrine Systems filed a voluntary petition under chapter 11 of the Bankruptcy Code in September 2002 and emerged from bankruptcy proceedings in August 2003.

•	From December 1998 through September 2001, Mr. Greenfield served as President and Chief Executive Officer of Merant PLC, a publicly traded e-business development solutions company.

•	Mr. Greenfield joined Sage Software (a predecessor of Merant through merger) in 1987 as Vice President of Marketing, and served in various capacities with them until becoming its President in 1995 and Chief Executive Officer in 1998.

Education: Mr. Greenfield earned a bachelor of science degree from the U.S. Naval Academy, a master of science administration from George Washington University, and an MBA from Harvard Business School.

Other directorships: Mr. Greenfield serves on the board of directors of Mobius Management Systems, a provider of document management software, Resilience, Inc., a private company that provides high availability appliances and Managed Objects, a private company providing IT infrastructure management software. He is chairman of Aderant, a private company that is a leading provider of software for services organizations, and is chairman of Intellitactics, a private company providing IT security management software. He is also a member of the board and past chairman of the Information Technology Association and a past member of the Norwood School Board of Trustees.

JOHN RICCITIELLO

Age: 47
Director since: 2002
Hyperion Board Committees: Compensation Committee (Chairman)
Principal occupation: In April 2004, Mr. Riccitiello founded and since then has been a Managing Director of Elevation Partners, a private equity partnership focusing on investments in the consumer, media and entertainment sectors.

Recent business experience:

•	In November 2005, Mr. Riccitiello became Chairman of the Board and Chief Executive Officer of VG Holding Corp, a combined entity of Bioware and Pandemic Studios, two of the video game industry’s leading developers.

•	From October 1997 to April 2004, Mr. Riccitiello served as President and Chief Operating Officer of Electronic Arts, a leading interactive entertainment software company.

•	From March 1996 to November 1997, Mr. Riccitiello served as President and Chief Executive Officer of the worldwide bakery division of Sara Lee Corporation.

•	Before joining Sara Lee, Mr. Riccitiello served as President and Chief Executive Officer of Wilson Sporting Goods Co.

•	Mr. Riccitiello also has held executive and management positions at Haagen-Dazs, PepsiCo, Inc. and The Clorox Company.

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Education: Mr. Riccitiello holds a bachelor of science degree from University of California, Berkeley.

Other directorships: Mr. Riccitiello is the Chairman of the Board of Directors at VG Holding Corp, a private company which is one of the leading developers of video games and serves on the board of directors of Forbes Media LLC, a private company which includes Forbes magazine and Forbes.com.

GODFREY SULLIVAN

Age: 53
Director since: 2004
Hyperion Board Committees: None
Principal occupation: Since July 2004, Mr. Sullivan has been President and Chief Executive Officer of the Company.

Recent business experience:

•	Mr. Sullivan joined the Company in October 2001 as President and Chief Operating Officer. He was promoted to President and Chief Executive Officer in July 2004.

•	From October 2000 to August 2001, Mr. Sullivan served as Chief Executive Officer of Promptu, Inc., an enterprise marketing automation software company.

•	From October 1992 to June 2000, Mr. Sullivan was a Vice President of AutoDesk, a computer aided design software company, including a position as president of AutoDesk’s Discreet Division, a $200 million digital media unit. He also led AutoDesk’s Personal Solutions Group, which included the development and marketing of AutoCAD LT and other high-volume design products.

•	Prior to joining AutoDesk in 1992, Sullivan spent 11 years with Apple Computer, heading up Business Marketing, U.S. Channels and Western U.S. Operations.

Education: Mr. Sullivan received his bachelor of business administration from Baylor University, and has completed executive programs at Stanford and the Wharton School.

Other directorships: Mr. Sullivan serves on the board of directors of Citrix Systems, Inc., a publicly held provider of access infrastructure solutions.

DIRECTORS SERVING FOR A TERM EXPIRING AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS (CLASS III DIRECTORS):

HENRY AUTRY

Age: 58
Director since: 2000
Hyperion Board Committees: Corporate Governance and Nominating Committee (Chairman)
Principal occupation: Since January 2001, Mr. Autry has been founder and Chief Executive Officer of Contrado Partners, a financial services company.

Recent business experience:

•	From January 2000 until December 2001, Mr. Autry served as Chief Executive Officer of Brigade Solutions, a leading Internet outsourcing and customer service business.

•	From November 1996 until December 1999, Mr. Autry was the Senior Vice President and General Manager for American Express Traveler’s Cheque Group.

•	From May 1994 to October 1996, Mr. Autry was President of Release International, a manufacturer of film products.

•	From January 1990 to May 1994, Mr. Autry held various executive positions at Baxter International, a life sciences company, including Senior Vice President and Chief Administrative Officer.

Education: Mr. Autry earned a bachelor of science degree in business administration from Lincoln University in Lincoln, Pennsylvania.

Hyperion Annual Report 2006

Other directorships: Mr. Autry serves on the board of directors of Trinity Health, a private faith-based organization devoted to a ministry of healing through a network of hospitals, health care services, and advocate partnerships at the community, regional and national levels.

TERRY CARLITZ
Age: 55
Director since: 2003
Hyperion Board Committees: Audit Committee (Financial Expert), Compensation Committee
Principal occupation: Since 2002, Ms. Carlitz has been an independent business consultant.

Recent business experience:

•	From 1999 to 2002, Ms. Carlitz served as Chief Financial Officer and Director of Saba Software, Inc., a provider of human capital management application software.

•	From 1998 to 1999, she served as Senior Vice President of Operations and Chief Financial Officer of SPL WorldGroup B.V., a provider of customer relationship management software for the energy industry.

•	From 1995 to 1998, Ms. Carlitz served as Chief Financial Officer of Infinity Financial Technology, Inc., a provider of derivatives trading and risk management software. In 1998, Infinity was merged into SunGard Data Systems, a provider of financial services software.

•	Prior to 1995, Ms. Carlitz held financial and operational positions at Apple Computer where she managed the corporate planning group, served as European controller of Apple’s $2 billion operations spanning 13 European countries, and spearheaded business development in Europe and for Apple’s New Media and Online Services Groups.

Education: Ms. Carlitz holds a master’s degree in business administration from Stanford University and a bachelor of science degree in business administration from San Jose State University.

Other directorships: Ms. Carlitz serves on the board of directors for Advent Software, Inc., a public company that provides enterprise investment management software, and Photon Dynamics, Inc., a public company that supplies yield management solutions to flat panel display manufacturers. Ms. Carlitz serves on the Management Board of the Graduate School of Business at Stanford University and the International Board of Advisors at the College of Business, San Jose State University.

YORGEN EDHOLM

Age: 51
Director since: 2004
Hyperion Board Committees: Corporate Governance and Nominating Committee
Principal occupation: Since August of 2003, Mr. Edholm has been President and CEO of Accellion, Inc. a privately held company that creates e-mail attachment caching software, as well as backup and recovery application software.

Recent business experience:

•	From 2001 to 2003, Mr. Edholm was President and Chief Executive Officer of Decision Point Applications, an analytical applications company.

•	In 1989, Mr. Edholm co-founded Brio Software, a leading provider of business intelligence (BI) software, and was its President and Chief Executive Officer until 2001. He was chairman of the Brio Software board of directors until the Company’s acquisition of Brio Software in October 2003.

Education: Mr. Edholm holds an undergraduate degree in Natural Sciences from Eklidens Gymnasium in Nacka, Sweden, a master’s degree in Engineering Physics from the Royal Institute of Technology in Stockholm, Sweden, and an MBA from the Stockholm School of Economics.

Other directorships: Mr. Edholm serves on the board of directors of I-many, a public company that specializes in contracts software, Business Events, a privately held mining software company, Saama Technologies, Inc., a privately held provider of information technology (IT) services, including the design, implementation, and

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testing of software for businesses and Accellion, Inc., a private company providing e-mail attachment management software.

VOTE REQUIRED

Directors are elected by a plurality of the affirmative votes cast by those shares entitled to vote present in person or represented by proxy. The three nominees for Class II director receiving the highest number of affirmative votes will be elected. Abstentions will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE CLASS II DIRECTOR NOMINEES LISTED ABOVE.

Hyperion Annual Report 2006

PROPOSAL NO. 2
APPROVAL OF AMENDMENT OF THE 2004 EQUITY INCENTIVE PLAN

On September 15, 2004, the Board of Directors adopted the 2004 Equity Incentive Plan (the “2004 Plan”). At the Annual Meeting, the stockholders of the Company will be asked to approve the adoption of two amendments to the 2004 Plan relating to (i) an increase in the number of shares available for issuance under the 2004 Plan and (ii) ensure that certain payments thereunder qualify as performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code. As of the Record Date, options to purchase approximately 8,153,913 shares of Common Stock were outstanding under the 2004 Plan and options to purchase approximately 59,336 shares of Common Stock remained available for grant. References to share amounts contained herein have been adjusted to give effect to the December 19, 2005 3-for-2 stock split.

On October 9, 2006, the Board approved two administrative amendments to the 2004 Plan that (1) clarified that Stock Awards that must vest completely over a specified time frame from the date of grant (e.g., a minimum of three years in the case of shares that vest based upon continued service) may begin vesting immediately from the date of grant so long as the total vesting period for the entire grant, complies with the specified requirement; and (2) clarified the Board’s intent to make the 2004 Plan’s antidilution provisions mandatory in the event of a change in capital structure. Shareholder approval is neither required nor sought for these administrative changes.

In addition, on October 9, 2006, the Board also approved an amendment to the 2004 Plan, subject to stockholder approval to (1) increase the number of shares authorized for issuance under the 2004 Plan by an additional 1,500,000 shares, which shares may be used for any type of Award (e.g., Stock Award, Option) under the 2004 Plan, and (2) ensure that certain payments to employees under the 2004 Plan qualify as “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code. In order to ensure that awards granted under the 2004 Plan constitute qualified performance-based compensation eligible for such exceptions for purposes of Section 162(m), the amendments approved by the Board (i) limit the amount of cash awards available for grant to any employee under the 2004 Plan to a maximum of $5,000,000 per fiscal year of the Company, and (ii) limit the amount of restricted stock awards available for grant to any one employee under the 2004 Plan to a maximum of 500,000 per fiscal year of the Company.

The Board believes that the grant of options and restricted stock is a highly effective way to align the interests of management with those of the Company stockholders and provides a cost-effective means of recognizing employee contributions to the success of the Company. The Board also believes that increasing the number of shares of Common Stock authorized for this purpose will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining highly qualified technical and other key personnel.

SUMMARY OF THE 2004 EQUITY INCENTIVE PLAN, AS AMENDED

The following summary is qualified by reference to the complete text of the proposed amended and restated version of the 2004 Plan, which is attached to this Proxy Statement as Appendix A.

General

The purpose of the 2004 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to eligible individuals to participate in the growth in value of the equity of the Company. Stock options, stock awards and cash awards may be granted under the 2004 Plan (each, an “award”). Options granted under the 2004 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or non-statutory stock options.

Shares subject to the 2004 Plan/Limitation on Awards. Assuming the approval of Proposal No. 2 by the Company’s Stockholders, the maximum number of shares issuable under the 2004 Plan are those shares available for grant under the Company’s 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”) plus 6,000,000 shares. Of this 6,000,000, 2,250,000 shares were approved by the stockholders at the Company’s 2004 Annual Meeting, 2,250,000 shares were approved by the stockholders at the Company’s 2005 Annual Meeting and 1,500,000 shares are the basis of Proposal No. 2. Shares available under the 2004 Plan may be increased by shares forfeited, cancelled, exchanged or surrendered under an award or otherwise becoming

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available in connection with the termination or expiration of an award. Any future increase in the number of shares available for issuance under the 2004 Plan is generally prohibited except with the consent of the Company’s shareholders.

Administration. The Board has delegated certain of its responsibilities for administering the 2004 Plan to the Compensation Committee. The Board and Compensation Committee may also delegate certain responsibilities to any other committee or employee of the Company (as applicable, the “Administrator”). The Administrator, in its discretion, approves awards to be granted under the 2004 Plan. Grants to executives may only be made by the Compensation Committee or the Board, and grants to non-employee directors may only be made by a committee of independent directors.

Eligibility. Non-statutory stock options, stock awards and cash awards may be granted under the 2004 Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Company intends the 2004 Plan to be a broad-based employee plan. As of the Record Date, the Company had approximately 2,562 employees and seven non-employee directors who would be eligible to participate in the 2004 Plan.

Termination of Awards. Generally, if an awardee’s service to the Company as an employee, consultant or director terminates other than for death, disability or for “Cause” (as defined in the 2004 Plan), vested awards will remain exercisable for a period of three months following the awardee’s termination. Unless otherwise provided for by the Administrator in the award agreement, if an awardee dies or becomes totally and permanently disabled while an employee or consultant, the awardee’s vested awards will be exercisable for one year following the awardee’s death or disability, or if earlier, the expiration of the term of such award. Awards granted to non-employee directors under the 2004 Plan will remain exercisable, to the extent vested, for 12 months following the director’s termination of service for any reason, but in no event after the expiration date of the award.

Transferability of Awards. Unless otherwise determined by the Administrator, awards granted under the 2004 Plan are not transferable other than by will, domestic relations order, or the laws of descent and distribution.

Stock Options

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. No stock option, including an incentive stock option, may have an exercise price less than the fair market value of a share of the Company’s Common Stock on the date of grant. The exercise price of an incentive stock option granted to a ten percent stockholder may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option. The fair market value of a share of Common Stock is generally determined to be the closing sales price as quoted on the Nasdaq Global Market System for the date the value is being determined. The closing sale price of a share of Common Stock on September 20, 2006, the last trading day on the Nasdaq Global Market System before the record date, was $35.68.

Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable. The means of payment for shares issued on exercise of an option are cash, check or wire transfer, and such other payment methods as may be specified by the Administrator, including tender of other shares, cancellation of a debt owed to an awardee by the Company or broker-assisted same-day sale.

Term of Option. The term of an option may be no more than six years from the date of grant. The term of an incentive stock option granted to a ten percent holder may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Vesting. The vesting of options may occur at any time after grant and may be subject to any conditions as set forth in the terms of a particular grant, except that no options will vest or be exercisable within a six-month period starting on the date of grant.

Repricing. Options may not be repriced, replaced or regranted through cancellation or modification without stockholder approval.

Hyperion Annual Report 2006

Stock Awards

The Administrator may grant stock awards in its discretion, which entitle the awardee to receive or purchase shares of Common Stock subject to certain restrictions. The purchase price of a restricted stock award may not be less than the par value of the shares issuable under the stock award if required by applicable law. The grant or vesting of a stock award may be made contingent on achievement of performance conditions, including net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives and customer satisfaction indicators, each with respect to the Company and/or an individual business unit. Not more than 4,365,000 shares, assuming shareholder approval of Proposal No. 2 to increase the number of shares authorized for issuance by an additional 1,500,000 shares, plus a number of shares equal to the number of shares of restricted stock repurchased pursuant to the 1995 Plan, may be issued as stock awards under the 2004 Plan. The maximum number of shares available for grant under a restricted stock award to any employee under the 2004 Plan is 500,000 shares per fiscal year of the Company. Any shares that are forfeited, canceled, exchanged or surrendered under a restricted stock award or otherwise become available in connection with the termination or expiration of such award, shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2004 Plan.

Cash Awards

The Administrator may grant cash awards, which entitle the awardee to a cash payment on satisfaction of goals described in an award agreement. The Administrator determines the terms, conditions and restrictions related to cash awards. No awardee may be granted a cash award in excess of $5,000,000 in any fiscal year of the Company.

Right of Repurchase

If a stock award consists of shares sold to the employee subject to a right of repurchase, the Company will have the right, during the seven months after the termination of an awardee, to repurchase any or all of the award shares that were unvested as of the date of that termination at a purchase price determined by the Administrator in accordance with the terms of the 2004 Plan.

Adjustments on Changes in Capitalization, Merger or Change in Control

Changes in Capitalization. In the event of any change to the securities of the Company subject to the 2004 Plan, or subject to any award, without receipt of consideration by the Company, including any merger, consolidation, reorganization, stock split, reverse stock split, recapitalization, reincorporation, exchange, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash or other property dividend, liquidating dividend or similar change to the Company’s capital structure not involving the receipt of consideration by the Company, appropriate adjustments are required to be made to:

•	the number and type of awards that may be granted under the 2004 Plan;

•	the number and type of options that may be granted to any individual under the 2004 Plan;

•	the purchase price of any stock award;

•	the option price and number and class of securities issuable under each outstanding option; and

•	the repurchase price of any securities substituted for award shares that are subject to repurchase rights.

Merger or Change in Control. Generally, outstanding awards under the 2004 Plan may be assumed, converted, replaced or substituted if any of the following corporate transactions occur (each, a “Fundamental Transaction”):

•	a merger or consolidation in which the Company is not the surviving corporation;

•	a merger in which the Company is the surviving corporation but after which the Company’s stockholders immediately prior to such merger cease to own their shares or other equity interest in the Company;

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•	the sale of substantially all of the Company’s assets; or

•	the acquisition, sale, or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction.

In the event the successor corporation (if any) does not assume or substitute outstanding awards in connection with a Fundamental Transaction, the vesting with respect to such awards will accelerate so that the awards may be exercised before the closing of the Fundamental Transaction but then terminate. The Compensation Committee may also, in its sole discretion, elect to accelerate the vesting of any or all outstanding awards prior to the closing of any Fundamental Transaction, even if the successor corporation will assume such awards or provide for substitute awards. The vesting of certain awards granted to non-employee directors will automatically accelerate immediately prior to any Fundamental Transaction, and all options will then terminate to the extent not exercised by the non-employee director or assumed by the successor corporation.

In addition, the Board may also specify that certain other transactions or events constitute a “change in control” or “divestiture” (as such terms are defined in the 2004 Plan) and, in these cases, may take any one or more of the actions described above for a Fundamental Transaction and may also extend the exercise date of any award (but not beyond the original expiration date). The Board need not adopt the same rules for each award under the 2004 Plan or for each holder of an outstanding award. The vesting of certain awards granted to non-employee directors will automatically accelerate immediately prior to any change in control.

Any awards that are assumed or replaced in a Fundamental Transaction or change in control and do not otherwise accelerate at that time shall automatically accelerate in full in the event of an involuntary termination of the awardee for any reason other than death, disability or Cause within 18 months following the Fundamental Transaction or change in control, and such accelerated awards shall be exercisable for one year following termination, but in no event after the expiration of its term.

In the event of a proposed dissolution of the Company, the Board may cause awards to be fully vested and exercisable (but not after their expiration date) and all repurchase rights to lapse before the dissolution is completed but contingent on its completion.

Amendment and Termination of the 2004 Plan

The Board may amend, suspend or terminate the 2004 Plan, or any part thereof, at any time and for any reason. However, the Company must obtain stockholder approval for any amendment to the 2004 Plan to the extent necessary and desirable to comply with applicable laws. Generally, no such action by the Board or stockholders may alter or impair any award previously granted under the 2004 Plan without the written consent of the awardee. Pursuant to Proposal No. 2, the total number of shares available for issuance under the 2004 Plan generally may not be increased without shareholder approval. The 2004 Plan will terminate on September 15, 2014, unless terminated earlier by the Board.

Accounting for Share-Based Payments

Prior to July 1, 2005, Hyperion accounted for employee stock-based compensation using the intrinsic method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” as permitted by SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” Under the intrinsic method, the difference between the market price on the date of grant and the exercise price is charged to the results of operations over the vesting period on a straight-line method. Accordingly, Hyperion generally was not required to recognize compensation cost for stock options issued to Hyperion’s employees or shares issued under the employee stock purchase plan.

On July 1, 2005, Hyperion adopted Financial Accounting Standards Board (“FASB”) Statement, “Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95” (“SFAS 123(R)”), using the modified prospective method. Under SFAS 123(R), we are required to measure compensation cost for all stock-based awards at fair value on date of grant and recognize compensation expense on a straight-line basis over the service period that the awards are expected to vest. Restricted stock awards, restricted stock units, and stock options issued under our equity plans as well as stock purchases under our employee stock purchase plan are subject to the

Hyperion Annual Report 2006

provisions of SFAS 123(R). We estimate fair value of share-based payments using the Black-Scholes valuation model, consistent with the provisions of Staff Accounting Bulletin No. 107.

For additional disclosures regarding the impact of the new accounting pronouncements related to share-based payments on our consolidated financial statements, stockholders should refer to Note 2, “Summary of Significant Accounting Policies — Stock-based Compensation, of Notes to Consolidated Financial Statements,” which is included in our annual report on Form 10-K for the fiscal year ended June 30, 2006.

Federal Income Tax Consequences of Options and Stock Awards Under the 2004 Plan

THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR AWARDS OF RESTRICTED STOCK UNDER THE 2004 PLAN. IT DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS. THE APPLICABLE RULES ARE COMPLEX AND MAY VARY WITH AN AWARDEE’S INDIVIDUAL CIRCUMSTANCES. THE DESCRIPTION IS THUS NECESSARILY GENERAL AND DOES NOT ADDRESS ALL OF THE POTENTIAL FEDERAL AND OTHER INCOME TAX CONSEQUENCES TO EVERY AWARDEE. TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS DOCUMENT IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (B) SUCH DISCUSSION IS WRITTEN AS PART OF THE DISCLOSURE IN THIS PROXY, WHICH IS BEING USED BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Stock Awards. An awardee of a restricted stock award generally will recognize taxable ordinary income when the restrictions on the shares lapse. The amount of income recognized will equal the excess of the fair market value of the shares at such time over the amount, if any, the awardee paid to the Company for the shares. However, no later than 30 days after an awardee receives the restricted stock award, the awardee may elect under Section 83(b) of the Code to recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of receipt over the amount the awardee paid to the Company for the shares. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the awardee will not recognize any additional income. The taxable income to the awardee constitutes wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction.

When an awardee sells the shares, the awardee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, that the awardee paid to the Company for the shares plus the amount of taxable ordinary income the awardee recognized either at the time the restrictions lapsed or at the time of a Section 83(b) election, if an election was made by the awardee. If the awardee forfeits the shares to the Company (e.g., upon the awardee’s termination prior to expiration of the restriction period), the awardee may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the awardee at the time the dividends are received.

Non-Statutory Stock Options. An awardee will not recognize taxable income upon the grant of a non-statutory option. Upon exercise of the option, an awardee will recognize taxable ordinary income equal to the difference between the fair market value of the stock on the date of exercise and the option exercise price. The Company will generally be entitled to a tax deduction equal in amount to the income that an awardee recognizes upon the exercise of a non-statutory option. When an awardee sells the shares, the awardee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the awardee received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. An awardee will not recognize taxable income upon the grant of an incentive stock option. If an awardee exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of disability), the awardee will not recognize taxable income at the time of exercise, although the awardee generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-statutory stock option.

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If an awardee sells or exchanges the shares after the later of (a) one year from the date the awardee exercised the option and (b) two years from the grant date of the option, the awardee will recognize long-term capital gain or loss equal to the difference between the amount the awardee received in the sale or exchange and the option exercise price. If an awardee disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the awardee generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). Additionally, the awardee will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the awardee received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the awardee recognized.

The Company will generally be entitled to a deduction with respect to an incentive stock option only if the awardee makes a disqualifying disposition. In that situation, the Company will generally be entitled to a deduction in an amount equal to the ordinary income that the awardee recognizes as a result of the disqualifying disposition.

With respect to both non-statutory stock options and incentive stock options, special rules apply if an awardee uses shares already held by the awardee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the awardee.

Limitation on Deduction of Certain Compensation. A publicly held corporation may not deduct compensation of over a certain amount that is paid in any year to any of its executive officers unless the compensation constitutes “qualified performance-based” compensation under Section 162(m) of the Code. The Company will generally attempt to ensure that any award under the 2004 Plan will qualify for deduction, but may not do so in every instance. Proposal No. 2 provides that grants of restricted stock awards under the 2004 Plan to any employee in a fiscal year of the Company could not exceed a right to purchase more than 500,000 shares of the Company’s common stock. In addition, Proposal No. 2 provides that no employee may be granted a cash award of in excess of $5,000,000 in any fiscal year of the Company.

Interest of Certain Persons in Matters to be Acted Upon

Each of the Company’s directors and executive officers is a potential recipient of grants under the 2004 Plan, however, the Company cannot determine the amount of options under the 2004 Plan that will be granted in fiscal 2007 with respect to specific executive officers, the executive officers as a group, or non-executive employees as a group. Grants under the 2004 Plan will be made at the discretion of the Board, the Compensation Committee, or a committee thereof, and accordingly, are not yet determinable. Consequently, except with respect to non-employee directors, it is not possible to determine the benefits that might be received by participants of awards that may be made in fiscal 2007.

The following table sets forth the restricted stock awards that will be made during fiscal 2007 to non-employee directors as a group. These awards will be made whether or not the amendment to the 2004 Plan is approved, as the Company currently has sufficient reserved shares available to make such awards.

		Restricted Stock
Name and Position	Dollar Value ($)	Awards

Non-Employee Directors as a Group	N/A	36,750

Hyperion Annual Report 2006

The following table sets forth information with respect to the grant of stock options to the named executive officers and the specified groups set forth below in fiscal year 2006, each pursuant to the 2004 Plan.

Name and Position	Options Granted

Godfrey Sullivan, President & Chief Executive Officer	67,500
Jeffrey Rodek, Chairman of the Board	-
Robin Washington, Chief Financial Officer	135,000
Robert Gersten, Chief Development Officer	30,000
Mark Cochran, VP, General Counsel & Secretary	18,000
Heidi Melin, Chief Marketing Officer	105,000
Burton Goldfield, Sr. VP World Wide Field operations	30,000
Executive Officers as a Group	385,500
Non-Employee Directors as a Group	-
The Three Class II Nominees for Election as Directors	-
Each associate of the above-mentioned directors, officers or nominees	-
Each other person who received or is to receive five percent of such options	-
Employee Group other than executive officer group	1,534,102

Vote Required

Approval of this proposal requires the affirmative vote of a majority of votes cast at the Annual Meeting. Abstentions will have the same affect as a vote AGAINST this proposal, and broker non-votes will not affect the vote. Proxies, unless they contain contrary written instructions, will be voted FOR this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE
2004 EQUITY INCENTIVE PLAN.

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PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007. PricewaterhouseCoopers has been the Company’s independent registered public accounting firm since 1998. Although not required to do so, the Board of Directors has determined as a matter of good corporate practice to submit its selection to stockholders for ratification and stockholders are being asked to ratify the selection. In the event that this selection of accountants is not ratified by a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, the Audit Committee may nonetheless retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that a representative of PricewaterhouseCoopers will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

PricewaterhouseCoopers Fees

The following table shows the fees for audit and other services provided by PricewaterhouseCoopers for fiscal years 2005 and 2006.

	2005	2006

Audit Fees	$2,200,000	$2,422,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$2,200,000	$2,422,000

Audit Fees. This category includes the audit of the Company’s annual financial statements, including the audit of management’s report on the effectiveness of internal control over financial reporting, the reviews of the financial statements included in the Company’s Form 10-Q quarterly reports, and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions.

Audit-Related Fees. This category consists of assurance and related services provided by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category primarily include due diligence, accounting consultations and audits in connection with acquisitions.

Tax Fees. This category consists of professional services rendered by PricewaterhouseCoopers, primarily in connection with the Company’s tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees. No other fees were billed by PricewaterhouseCoopers during the years ended June 30, 2005 and 2006.

The Audit Committee, in its sole discretion, pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers as well as the fees charged for such services. Requests for approval are considered at each regularly scheduled Audit Committee meeting or, if necessary, are approved by the unanimous consent of all members of the Audit Committee. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee has considered and pre-approved all services rendered during fiscal 2006 and does not believe that the provision of such services are incompatible with PricewaterhouseCoopers remaining independent. For additional information concerning the Audit Committee

Hyperion Annual Report 2006

and its activities with PricewaterhouseCoopers, see the sections of this proxy statement entitled “The Board, Board Committees and Meetings?The Audit Committee” and “Report of the Audit Committee.”

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007 requires the affirmative vote of a majority of votes cast at the Annual Meeting. Abstentions will have the same affect as a vote AGAINST this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2007.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 21, 2006 certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors and nominee for director named in Proposal 1, (iii) the executive officers named in the Summary Compensation Table and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to Rule 13d-3, shares of Common Stock are deemed to be beneficially owned by a person if the person has the right to acquire shares of Common Stock (for example, upon exercise of an option or warrant) within 60 days of September 21, 2006. These shares of Common Stock are also included in computing the percentage ownership of such person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power as of September 21, 2006. References to share amounts contained in this proxy statement have been adjusted to give effect to the December 19, 2005 3-for-2-stock split.

	Number of Shares	Percent of
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)

FMR Corp(4)
82 Devonshire Street,
Boston, MA 02109	7,019,363	12.2%
Barclays Global Investors NA (CA)(5)
45 Fremont Street, 34th Floor
San Francisco, CA 94105	4,232,983	7.3%
Jeffrey Rodek(6)	608,525	1.1%
Godfrey Sullivan(7)	473,241	*
Robin Washington(8)	30,000	*
Robert Gersten(9)	145,726	*
Mark Cochran(10)	68,641	*
Heidi Melin(11)	53,660	*
Burton Goldfield(12)	1,683	*
Henry Autry(13)	26,250	*
Nanci Caldwell(14)	10,500	*
Terry Carlitz(15)	23,250	*
Yorgen Edholm(16)	268,406	*
Gary Greenfield(17)	47,250	*
John Riccitiello(18)	56,250	*
Maynard Webb(19)	10,500	*
All current directors and executive officers as a group (13 persons)(20)	1,822,199	3.2%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise noted, the address of each person is c/o Hyperion Solutions Corporation, 5450 Great America Parkway, Santa Clara, California 95054.

(2)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the natural persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, unless otherwise indicated, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)	Based on 57,772,130 shares outstanding as of September 21, 2006.

Hyperion Annual Report 2006

(4)	As reported on a Schedule 13F filed by FMR Corp. with the Securities and Exchange Commission on June 30, 2006.

(5)	As reported on a Schedule 13F filed by Barclays Global Investors NA (CA) with the Securities and Exchange Commission on June 30, 2006.

(6)	Includes options exercisable for 354,379 shares of Common Stock, 236,065 shares of Common Stock held by the Rodek Family Trust U/A/D 4/8/98, Jeffrey Rodek Trustee and Christine Rodek Trustee and 16,410 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(7)	Includes options exercisable for 330,937 shares of Common Stock, 79,875 shares of Common Stock subject to vesting restrictions under the 2004 Plan and 60,451 shares of Common Stock held by the Sullivan Revocable Trust U/A/D 12/5/00, Godfrey Sullivan Trustee and Suzanne Sullivan Trustee.

(8)	Consists of 30,000 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(9)	Includes options exercisable for 118,998 shares of Common Stock, 3,817 shares of common stock held by Mr. Gersten’s spouse and 14,375 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(10)	Includes options exercisable for 47,250 shares of Common Stock and 17,375 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(11)	Includes options exercisable for 35,000 shares of Common Stock and 16,250 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(12)	Consists of Common Stock.

(13)	Includes options exercisable for 21,000 shares of Common Stock.

(14)	Consists of 10,500 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(15)	Consists of options exercisable for 18,000 shares of Common Stock and 5,250 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(16)	Includes 21,840 shares of Common Stock held by Yorgen Edholm Trustee for Yorgen Edholm grantor retained annuity trust, 5,448 shares of Common Stock held as custodian for Mr. Edholm’s children, 5,250 shares of Common Stock subject to vesting restrictions under the 2004 Plan and options exercisable for 25,500 shares of Common Stock.

(17)	Consists of options exercisable for 42,000 shares of Common Stock and 5,250 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(18)	Includes options exercisable for 51,000 shares.

(19)	Consists of 10,500 shares of Common Stock subject to vesting restrictions under the 2004 Plan.

(20)	Includes options exercisable for 1,044,064 shares of Common Stock and 211,035 shares of Common Stock subject to vesting restrictions under the 2004 Plan. Options and Common Stock held by Burton Goldfield, who resigned from the Company on May 7, 2006, are not included in these numbers.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

Jeffrey R. Rodek. In May 2006, Mr. Rodek executed a new Employment Agreement, effective July 1, 2006, which provides for a salary of $400,000 per year and provides that he will receive the same annual equity grant to which the non-employee members of the Board or Directors are entitled. Mr. Rodek’s agreement is for a one year term, provided that the Company may terminate his service as Executive Chairman at any time for any reason (or no reason) with 30 days advance written notice. If the Company terminates Mr. Rodek’s service for any reason other than permanent disability or cause, then, among other benefits, the Company will continue to pay him his salary for another 12 months. In the event that the Company is subject to a change in ownership and/or control during the term of the agreement and (i) within 12 months thereafter, Mr. Rodek resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, the Company terminates Mr. Rodek’s service for any reason other than permanent disability or cause; then, among other benefits, the Company will continue to pay Mr. Rodek his base salary for another 12 months, and all of his unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to him.

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Godfrey R. Sullivan. In July 2005, Mr. Sullivan executed a new employment agreement which provides for a salary of $535,000 per year and provides that he is eligible for an annual target bonus of 100% of his base salary. On May 8, 2006, the Compensation Committee of the Board of Directors increased Mr. Sullivan’s base salary to $575,000, effective July 1, 2006. Mr. Sullivan’s employment may be terminated by the Company or Mr. Sullivan at any time for any reason (or no reason) with 30 days advance written notice. If the Company terminates Mr. Sullivan’s employment for any reason other than permanent disability or cause, then, among other benefits, Hyperion will continue to pay him his base salary for another 12 months. In the event that the Company is subject to a change in ownership and/or control during the term of the agreement and (i) within 12 months thereafter, Mr. Sullivan resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, the Company terminates Mr. Sullivan’s employment for any reason other than permanent disability or cause; then, among other benefits, the Company will continue to pay Mr. Sullivan his base salary for another 12 months, and all of his unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to him.

Robin Washington. In January 2006, in connection with her appointment as CFO, Ms. Washington executed an employment agreement which provides for a salary of $355,000 per year and provides that she is eligible for an annual target bonus of 60% of her base salary. Ms. Washington’s employment may be terminated by the Company or Ms. Washington at any time for any reason (or no reason) with 30 days advance written notice. If the Company terminates Ms. Washington’s employment for any reason other than permanent disability or cause, then, among other benefits, Hyperion will continue to pay her base salary for another 12 months. In the event that the Company is subject to a change in ownership and/or control during the term of the agreement and (i) within 12 months thereafter, Ms. Washington resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, the Company terminates Ms. Washington’s employment for any reason other than permanent disability or cause; then, among other benefits, the Company will continue to pay Ms. Washington her base salary for another 12 months, and all of her unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to her. In addition, the agreement provides that Ms. Washington is entitled to receive a stock option grant of 135,000 shares of the Company’s Common Stock that will vest in accordance with the Company’s standard four year vesting provisions, a restricted stock award of 25,000 shares that will vest over a four year period and a sign on bonus of $20,000.

Robert M. Gersten. In July 2005, Mr. Gersten executed an employment agreement which provides for a salary of $330,000 per year and provides that he is eligible for an annual target bonus of 60% of his base salary. On May 8, 2006, the Compensation Committee of the Board of Directors increased Mr. Gersten’s base salary to $340,000, effective July 1, 2006. Mr. Gersten’s employment may be terminated by the Company or Mr. Gersten at any time for any reason (or no reason) with 30 days advance written notice. If the Company terminates Mr. Gersten’s employment for any reason other than permanent disability or cause, then, among other benefits, Hyperion will continue to pay Mr. Gersten his base salary for another 12 months. In the event that the Company is subject to a change in ownership and/or control during the term of the agreement and (i) within 12 months thereafter, Mr. Gersten resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, the Company terminates Mr. Gersten’s employment for any reason other than permanent disability or cause; then, among other benefits, the Company will continue to pay Mr. Gersten his base salary for another 12 months, and all of his unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to him.

Mark Cochran. In July 2005, Mr. Cochran executed a new employment agreement which provides for a salary of $286,000 per year and provides that he is eligible for an annual target bonus of 60% of his base salary. On May 8, 2006, the Compensation Committee of the Board of Directors increased Mr. Cochran’s base salary to $295,000, effective July 1, 2006. Mr. Cochran’s employment may be terminated by the Company or Mr. Cochran at any time for any reason (or no reason) with 30 days advance written notice. If the Company terminates Mr. Cochran’s employment for any reason other than permanent disability or cause, then, among other benefits, Hyperion will continue to pay him his base salary for another 12 months. In the event that the Company is subject to a change in ownership and/or control during the term of the agreement and (i) within 12 months thereafter, Mr. Cochran resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, the Company terminates Mr. Cochran’s employment for any reason other than permanent disability or cause; then, among other benefits, the Company will continue to pay Mr. Cochran his base salary for

Hyperion Annual Report 2006

another 12 months, and all of his unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to him.

Heidi Melin. In June 2005, Ms. Melin executed an employment agreement which provides for a salary of $260,000 per year and provides that she is eligible for an annual target bonus of 60% of her base salary. On May 8, 2006, the Compensation Committee of the Board of Directors increased Ms. Melin’s base salary to $281,000, effective July 1, 2006. Ms. Melin’s employment may be terminated by the Company or Ms. Melin at any time for any reason (or no reason) with 30 days advance written notice. If the Company terminates Ms. Melin’s employment for any reason other than permanent disability or cause, then, among other benefits, Hyperion will continue to pay Ms. Melin her base salary for another 12 months. In the event that the Company is subject to a change in ownership and/or control during the term of the agreement and (i) within 12 months thereafter, Ms. Melin resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, the Company terminates Ms. Melin’s employment for any reason other than permanent disability or cause; then, among other benefits, the Company will continue to pay Ms. Melin her base salary for another 12 months, and all of her unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to her.

Burton M. Goldfield. Effective July 1, 2005, the Compensation Committee of the Board of Directors increased the annual base salary of Burton M. Goldfield, its Senior Vice President, Worldwide Field Operations from $300,000 to $325,000 and his annual incentive bonus target was increased from 100% to 120% of his base salary. In November of 2005, the Company and Mr. Goldfield entered into an amendment to his employment agreement dated January 1, 2004. This Amendment (the “Agreement”) provides that, in the event that the Company is subject to a change in ownership and/or control during its term and (i) within 12 months thereafter, Mr. Goldfield resigns for good reason; or (ii) within 3 months prior to, or 12 months thereafter, the Company terminates Mr. Goldfield’s employment for any reason other than permanent disability or cause; then, among other benefits, all of Mr. Goldfield’s unvested stock options, restricted stock, restricted stock units or other similar forms of equity compensation will immediately vest or otherwise become fully available to him. In addition, the agreement provides that Mr. Goldfield is entitled to receive a stock option grant of 175,000 shares of the Company’s Common Stock that will vest in accordance with the Company’s standard four year vesting provisions, a restricted stock grant of 5,000 shares that will vest over a three year period and a sign on bonus of $200,000. Mr. Goldfield terminated his employment with the Company effective May 7, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The table below discloses information with respect to the Company’s equity compensation plans that have been approved by stockholders and plans that have not been approved by stockholders(1):

				Number of
				Securities
	Number of			Remaining
	Securities to be			Available for
	Issued upon		Weighted-average	Future Issuance
	Exercise of		Exercise Price of	under Equity
	Outstanding		Outstanding	Compensation
Plan Category	Options and Rights		Options and Rights	Plans

Equity compensation plans approved by security holders(2)	8,195,876		$23.96	2,153,149	(5)
Equity compensation plans not approved by security holders(3)	630,080	(4)	$18.43	116,231
Total	8,825,956	(4)	$23.57	2,269,380	(5)

(1)	References to share amounts contained in this proxy statement have been adjusted to give effect to the December 19, 2005 3-for-2 stock split.

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(2)	Equity compensation plans approved by security holders are the (i) 1995 Stock Option/Stock Issuance Plan, (ii) Arbor Software 1992 Stock Option Plan, (iii) Hyperion Software Corporation 1991 Stock Plan, (iv) 1995 Employee Stock Purchase Plan, and (v) the 2004 Equity Incentive Plan.

(3)	Equity compensation plans not approved by security holders are the (i) the Hyperion Solutions Corporation 1999 Stock Option Plan (the “1999 Plan”) and (ii) an individual compensation arrangement between the Company and Jeffrey Rodek, each as described below:

In September 1999, the Company adopted the 1999 Plan, which has not been approved by the Company’s stockholders, and approved the issuance of up to 2,925,000 shares of Common Stock under the 1999 Plan. The terms under which options can be and have been issued under the 1999 Plan are the same as the terms of options that can be and have been issued under the “Discretionary Option Grant” section of the 1995 Stock Option/Stock Issuance Plan approved by the stockholders, except that executive officers of the Company may not receive grants under the 1999 Plan. Since 1999, the Company has not approved any additional shares for issuance under the 1999 Plan. The 1999 Plan will expire in 2009.

In October 1999, the Company entered into an employment agreement with Jeffrey Rodek, its Chief Executive Officer, pursuant to which the Company issued options to purchase 900,000 shares of the Company’s Common Stock with an exercise price of $12.71 and with the Company’s standard vesting provisions. These options were not granted under a plan approved by the Company’s stockholders.

(4)	Includes 629,542 shares of the Company’s Common Stock issuable upon exercise of outstanding options granted under plans assumed by the Company in connection with its acquisition of Brio Software, Inc. in October 2003. The weighted average exercise price of these options is $18.43. No additional options may be granted under those assumed plans.

(5)	Includes 1,544,281 shares of the Company’s Common Stock available for issuance under the 2005 ESPP as of June 30, 2006.

In addition, as of August 31, 2006, there were 8,829,191 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans at a weighted average exercise price of $25.39, and with a weighted average remaining life of 4.20 years. As of August 31, 2006, there were 1,963,212 shares available for future issuance under those plans (not including the 1,544,281 shares available for purchase under the 2005 ESPP).

REPORT OF THE COMPENSATION COMMITTEE1

The Board has delegated to the Compensation Committee of the Board the authority to review, modify and approve the Company’s overall compensation programs, including the base salaries, bonus targets and payments, and equity awards of executive officers. In addition, the Compensation Committee is responsible for administering the Company’s equity plans and the employee stock purchase plan. The Compensation Committee has delegated to management certain day-to-day operational activities related to the equity plans, including authorizing a Stock Option Committee to make certain grants.

The Compensation Committee has the authority to establish the base salary and individual bonus program of the Company’s chief executive officer (“CEO”) and has the responsibility for determining the individual bonus payout for the CEO. The CEO has the authority to establish the base salary and bonuses for all other employees, including all executive officers, subject to the approval of the Compensation Committee in the case of executive officers.

For fiscal year 2006, the process utilized by the Compensation Committee in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered were formal and informal competitive compensation surveys conducted by the Company or in which the Company participated.

Hyperion Annual Report 2006

1 The Report of the Compensation Committee is not considered “filed” with the SEC under the Securities Exchange Act of 1934, as amended and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended. You should not consider this report for solicitation purposes for the purchase or sale of our common stock.

General Compensation Philosophy

The Company’s fundamental philosophy is to offer its executive officers competitive compensation opportunities based upon the Company’s overall performance, their individual contribution to the financial and operational success of the Company and their personal performance. It is the Company’s objective to have a substantial portion of each executive officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock and/or cash-based incentive awards. Executive officers also have the opportunity to participate in various employee benefit programs that are generally offered to all full-time employees of the Company.

Base Salary.  The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete with the Company for executive talent on the basis of surveys conducted by the Company.

Cash Bonuses.  To reinforce the importance of attainment of the Company’s corporate goals and objectives, the Compensation Committee believes that a substantial portion of the annual cash compensation of the executive officers should be in the form of variable incentive pay. Each executive officer has an established bonus target each fiscal year. The CEO’s bonus is determined by the Compensation Committee annually at the conclusion of the fiscal year. Actual bonuses for executive officers other than the CEO are paid based on the recommendation of the CEO and at the discretion of the Compensation Committee. Cash bonuses are based on an individual’s accomplishment of corporate, business unit and individual objectives. Corporate performance factors include achievement of revenue and operating income targets and attainment of customer satisfaction objectives.

Long-Term Incentive Compensation.  The Company’s executive compensation philosophy emphasizes longer-term incentives through awards of stock options and restricted stock. The Company uses long-term equity-based incentives to align the interests of the executives with the Company’s stockholders.

Stock Options.  Generally, a significant option grant is made in the year that an executive officer commences employment, and a lesser grant is made annually thereafter. The size of each grant is an amount the Compensation Committee deems appropriate, in combination with any restricted stock grants also made, to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s cash compensation level, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options and restricted stock held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

Each option grant allows the executive officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) as they vest over a specified period of time. Options will provide a return to executive officers only if they remain in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term. The options generally vest in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company.

Restricted Stock.  The Company’s stockholders have also approved the granting of restricted stock to employees under the Company’s 1995 Stock Option/Stock Issuance Plan and 2004 Equity Incentive Plan. Each restricted stock grant allows the executive officer or other employee to acquire shares of the Company’s Common Stock at par value ($0.001 per share.) The employee purchases the shares at this price, but the shares are subject to a repurchase right by the Company. The Company’s repurchase right then expires over time, in effect “vesting” the restricted shares in the employee. For the restricted stock grants made in fiscal 2004, the shares will vest in full at the conclusion of the fourth year after grant. This vesting is subject to acceleration based on Company performance against certain performance targets set by the Compensation Committee, particularly license revenues and operating margins. For the restricted stock grants made in fiscal 2005 and 2006, the shares will generally vest over time. The Compensation Committee will review the performance of the Company against targets on a regular basis. As with stock option grants, the size of each restricted stock grant is an amount the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s cash compensation

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level, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options and restricted stock shares held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

CEO Compensation

The annual base salary of Mr. Sullivan, the Company’s CEO for fiscal 2006, was established at $535,000 based on compensation surveys of the Company’s peers, his prior compensation and performance and the terms of his employment agreement. Mr. Sullivan received a bonus for fiscal year 2006 in the amount of $660,000, as approved by the Compensation Committee in August 2006. Mr. Sullivan’s bonus payment was based on the Company’s (i) revenue and operating margin goals, (ii) fiscal 2006 license revenue goal and (iii) product development and organizational development goals set by the Compensation Committee. In fiscal 2006, Mr. Sullivan or the Company met or exceeded the goals set for each of these performance measures.

Based on compensation surveys and Mr. Sullivan’s performance, on May 8, 2006 the Compensation Committee of the Board of Directors increased Mr. Sullivan’s base salary to $575,000, effective July 1, 2006.

Performance-Based Compensation Program

On August 22, 2006, the Compensation Committee approved and adopted a performance-based compensation program under the Company’s stockholder-approved 2004 Equity Incentive Plan and established the performance objectives for determining awards under the program.

Under the program, certain members of the Company’s senior management, including all of its named executive officers, are each entitled to receive cash awards of between $230,000 and $990,000 and fully-vested restricted stock awards between 3,500 and 15,000 shares of the Company’s Common Stock on June 30, 2008 provided the Company achieves certain license revenue objectives. The restricted stock awards accelerate if a “change of control” occurs under the conditions described in the recipient’s employment agreement. A recipient also must be an employee or consultant to the Company to vest in a stock award or receive a cash grant.

Section 162(m) Tax Limitation

As a result of Federal tax legislation enacted in 1993, a publicly held company such as the Company will not be allowed a Federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The stockholders generally approve the Company’s equity plans, which include a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted options per calendar year. Accordingly, if the options were granted by the Compensation Committee, and if the members of the Compensation Committee were “outside directors” (as defined in Treasury Regulations Section 1.162-27) at the time of grant, and if the option price was equal to the fair market value of the option shares on the grant date, then any compensation deemed paid to an executive officer when he or she exercises options under such an option plan should generally qualify as performance-based compensation that will not be subject to the $1 million limitation. The Company believes that all options granted to executive officers to date meet the requirements for deductibility, with the exception of certain compensation that may be attributed to Mr. Rodek and Mr. Sullivan.

In general, the Compensation Committee considers the deductibility limits of Section 162(m) of the Internal Revenue Code in determining executive compensation.

COMPENSATION COMMITTEE

John Riccitiello (Chairman)
Nanci Caldwell
Terry Carlitz

Hyperion Annual Report 2006

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee during the fiscal year ended June 30, 2006 were independent directors. During fiscal 2006, none of the members of the Compensation Committee: (i) were officers or employees or former employees of the Company or its subsidiaries; (ii) were former officers of the Company or its subsidiaries; or (iii) had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Board or the Compensation Committee.

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REPORT OF THE AUDIT COMMITTEE2

The Audit Committee assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the appointment, compensation and oversight of the Company’s independent accountants, and (iv) the performance of the Company’s internal audit function. The Audit Committee also is responsible for approving any non-audit services by the independent accountants. Each of the members of the Audit Committee is independent, as defined under the Nasdaq listing rules. The Committee operates under a written charter adopted by the Board. A copy of the charter is posted on our website and was attached to the proxy statement for our 2004 Annual Meeting.

The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process, including the Company’s system of internal controls. The members of the Audit Committee are not full-time employees of the Company and are not, and do not represent to be, performing the functions of auditors or accountants. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on these financial statements and internal control over financial reporting based on their audit.

In this context and in connection with the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, the Audit Committee:

•	reviewed and discussed the audited consolidated financial statements with the Company’s management including a discussion of the quality of the financial statements, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed with PricewaterhouseCoopers certain matters related to the conduct of the audit, as required by Statement of Auditing Standards No. 61, Communication with Audit Committees;

•	met with the internal auditors and independent accountants, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	discussed with PricewaterhouseCoopers the accountants’ independence from management and the Company, and received the written disclosure and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended;

•	instructed the independent accountants and the internal auditor that the Committee expects to be advised if there are any subjects that require special attention; and

•	considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 for filing with the Securities and Exchange Commission, and the Board approved such inclusion. Based on the Audit Committee’s recommendation, the Board has also selected, subject to stockholder ratification, PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

AUDIT COMMITTEE

Gary Greenfield (Chairman)
Nanci Caldwell
Terry Carlitz

Hyperion Annual Report 2006

2 The Report of the Audit Committee is not considered “filed” with the SEC under the Securities Exchange Act of 1934, as amended and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended unless this report is specifically referenced. You should not consider this report for solicitation purposes for the purchase or sale of our common stock.

STOCK PERFORMANCE GRAPH3

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between June 30, 2001 and June 30, 2006 with the cumulative total return of (i) The Nasdaq Stock Market Total Return Index (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the Goldman Sachs Software Index, over the same period. This graph assumes the investment of $100.00 on June 30, 2001 in the Company’s Common Stock, The Nasdaq Stock Market-U.S. Index, and the Goldman Sachs Software Index and assumes the reinvestment of dividends, if any. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information. References to share amounts contained in this proxy statement have been adjusted to give effect to the December 19, 2005 3-for-2 stock split.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Hyperion Solutions Corporation, the Nasdaq Stock Market and the Goldman Sachs Technology (Software) Index
*$100 invested on 6/30/01 in stock or index, including reinvestment of dividends. Fiscal year ending June 30.

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3 Stockholders should be aware that under SEC rules, the Stock Performance Graph is not considered “filed” with the SEC under the Securities Exchange Act of 1934, as amended, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless this section is specifically referenced. You may not consider this report for solicitation purposes for the purchase or sale of our common stock.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 2006, 2005 and 2004, of (i) the Company’s Chief Executive Officer during fiscal year 2006; (ii) each of the Company’s four most highly compensated executive officers other than the Chief Executive Officer; and (iii) two additional officers (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual		Long-Term
		Compensation		Compensation
				Restricted	Securities
Name and	Fiscal			Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus(1)	Awards(2)	Options	Compensation

Godfrey R. Sullivan	2006	$535,000	$660,000	$636,075(3)	67,500	$10,512(4)
President &	2005	$493,371	$445,000	-	150,000	$6,628(5)
Chief Executive Officer	2004	$368,175	$305,300	1,700,625(6)	150,000	$30,604(7)

Jeffrey R. Rodek	2006	$400,000	-	$169,620(8)	-	$411,783(9)
Executive Chairman	2005	$592,761	-	-	-	$427,205(10)
	2004	$458,381	$452,800	$837,000(11)	150,000	$509,110(12)

Robin Washington	2006	$161,476(13)	$131,697(14)	$872,750(15)	135,000	$7,000(16)
Chief Financial Officer	2005	-	-	-	-	-
	2004	-	-	-	-	-

Robert Gersten	2006	$330,000	$255,024	$254,430(17)	30,000	$7,191(18)
Chief Development Officer	2005	$311,311	$198,000	-	82,500	$2,000(19)
	2004	$298,059	$233,731	$209,250(20)	30,000	$2,000(21)

Mark Cochran	2006	$286,000	$203,964	$254,430(22)	18,000	$6,120(23)
VP, General Counsel &	2005	$131,771(24)	$80,000	$231,300(25)	90,000	$1,000(26)
Secretary	2004	-	-	-	-	-

Heidi Melin	2006	$260,000	$201,466	$424,050(27)	105,000	$7,504(28)
Chief Marketing Officer	2005	$13,788(29)	10,000(30)	-	-	-
	2004	-	-	-	-	-

Burton Goldfield	2006	$276,989(31)	$229,125	$254,430(32)	30,000	$57,186(33)
Sr. VP, World Wide	2005	$300,000	$345,050	-	67,500	$13,346(34)
Field Operations	2004	$150,000	$368,750(35)	$150,675(36)	262,500	$24,785(37)

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2)	The total number of restricted stock shares held by the named executive officers as of June 30, 2006, and the total value of these shares (based on the $27.60 per share closing price of the Company’s Common Stock on the Nasdaq Global Market System on June 30, 2006 and net of the purchase price) were as follows: Mr. Sullivan: 95,505 shares ($2,635,842); Mr. Rodek: 46,110 shares ($1,272,590); Ms. Washington:

Hyperion Annual Report 2006

25,000 shares ($689,975); Mr. Gersten: 15,648 shares ($431,869); Mr. Cochran: 14,625 shares ($403,635); Ms. Melin: 15,000 shares ($413,985); and Mr. Goldfield: 0 shares ($0). Shares of restricted stock are eligible to receive dividends, if and when declared on the Common Stock by the Board. These awards generally vest over a period of four years and are fully vested on the fourth anniversary of the date of grant, but certain awards may vest earlier based on achievement of certain predefined performance related goals set by the Compensation Committee of the Board.

(3)	Represents the fair market value of 22,500 shares of restricted Common Stock Mr. Sullivan received on July 1, 2005. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of July 1, 2005.

(4)	Represents value of grossed up income of approximately $7,012 for Sales Incentive Trip for Mr. Sullivan, $2,000 in Company-paid 401(k) contributions and $1,500 in tax consultation services.

(5)	Represents value of grossed up income of approximately $4,628 for Sales Incentive Trip for Mr. Sullivan and $2,000 in Company-paid 401(k) contributions.

(6)	Represents the fair market value of 37,500 and 30,000 shares of restricted Common Stock Mr. Sullivan received on February 25 and April 1, 2004, respectively, and the fair market value of a long-term incentive bonus awarded to Mr. Sullivan on February 25, 2004, which will be payable in cash on February 25, 2008 in an amount equal to the value of 37,500 shares of Common Stock on that date unless Mr. Sullivan’s employment with the Company is terminated prior to the scheduled payment date. 4,500 shares of the grant made on April 1, 2004 vested on August 31, 2005 and the remainder vest based upon performance metrics. As of June 30, 2006 no additional shares had vested.

(7)	Represents value of grossed up income of approximately $28,604 for Sales Incentive Trip for Mr. Sullivan and $2,000 in Company-paid 401(k) contributions.

(8)	Represents the fair market value of 6,000 shares of restricted Common Stock Mr. Rodek received on July 1, 2005. These shares vested in full on July 1, 2006.

(9)	Represents value of grossed up income of approximately $1,392 for Sales Incentive Trip for Mr. Rodek, $250 for office equipment, $2,000 in Company-paid 401k contributions and earn-out of loan amount and accrued interest totaling $408,141.

(10)	Represents value of grossed up income of approximately $12,417 on Sunnyvale, California apartment lease and commutation for Mr. Rodek, $4,647 in tax consultation services, earn-out of loan amount and accrued interest totaling $408,141 and $2,000 in Company-paid 401(k) contributions.

(11)	Represents the fair market value of 30,000 shares of restricted Common Stock Mr. Rodek received on April 1, 2004. 4,500 shares of this grant vested on August 31, 2005 and the remainder vest based upon performance metrics. As of June 30, 2006 no additional shares had vested.

(12)	Represents value of grossed up income of approximately $88,461 on Sunnyvale, California apartment lease and commutation for Mr. Rodek, $9,176 in tax consultation services, earn-out of loan amount and accrued interest totaling $409,473 and $2,000 in Company-paid 401(k) contributions.

(13)	Represents partial year salary. Ms. Washington began her employment on January 17, 2006 and is currently paid an annual salary of $355,000.

(14)	Includes $20,000 sign-on bonus for Ms. Washington.

(15)	Represents the fair market value of 25,000 shares of restricted Common Stock Ms. Washington received on January 24, 2006. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of January 24, 2006.

(16)	Represent value of grossed up income of $2,000 in Company-paid 401(k) contributions and $5,000 reimbursed to Ms. Washington for participating in the Company’s Drive Clean to Drive Change initiative.

(17)	Represents the fair market value of 9,000 shares of restricted Common Stock Mr. Gersten received on July 1, 2005. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of July 1, 2005.

(18)	Represents value of grossed up income of approximately $5,191 for Sales Incentive Trip for Mr. Gersten and $2,000 in Company-paid 401(k) contributions.

(19)	Represents value of grossed up income of $2,000 in Company-paid 401(k) contributions.

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(20)	Represents the fair market value of 15,000 shares of restricted Common Stock Mr. Gersten received on April 1, 2004. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of April 1, 2004.

(21)	Represents value of grossed up income of $2,000 in Company-paid 401(k) contributions.

(22)	Represents the fair market value of 9,000 shares of restricted Common Stock Mr. Cochran received on July 1, 2005. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of July 1, 2005.

(23)	Represents value of grossed up income of approximately $4,120 for Sales Incentive Trip for Mr. Cochran, and $2,000 in Company-paid 401(k) contributions.

(24)	Represents partial year salary. Mr. Cochran began his employment on January 10, 2005 at an annual salary of $275,000.

(25)	Represents the fair market value of 7,500 shares of restricted Common Stock Mr. Cochran received on January 10, 2005. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of January 10, 2005.

(26)	Represents Company-paid 401(k) contributions.

(27)	Represents the fair market value of 15,000 shares of restricted Common Stock Ms. Melin received on July 1, 2005. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of July 1, 2005.

(28)	Represents value of grossed up income of approximately $5,504 for Sales Incentive Trip for Ms. Melin and $2,000 in Company-paid 401k contributions.

(29)	Represents partial year salary. Ms. Melin began her employment on June 13, 2005 at an annual salary of 260,000.

(30)	Consists of $10,000 sign-on bonus for Ms. Melin.

(31)	Represents partial year salary. Mr. Goldfield terminated his employment on May 7, 2006.

(32)	Represents the fair market value of 15,000 shares of restricted Common Stock Mr. Goldfield received on July 1, 2005. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of July 1, 2005.

(33)	Represents value of grossed up income of approximately $16,437 for Sales Incentive Trip for Mr. Goldfield, $2,000 in Company-paid 401k contributions and $38,749 payout of accrued vacation upon his termination of employment.

(34)	Represents value of grossed up income of approximately $11,346 for Sales Incentive Trip for Mr. Goldfield and $2,000 in Company-paid 401k contributions.

(35)	Includes $200,000 sign-on bonus for Mr. Goldfield.

(36)	Represents the fair market value of 7,500 shares of restricted Common Stock Mr. Goldfield received on January 1, 2004. These shares vest in four equal amounts at each of the first four yearly anniversaries of the grant date of January 1, 2004.

(37)	Represents value of grossed up income of approximately $11,026 for Sales Incentive trip for Mr. Goldfield, approximately $12,759 in legal services and $1,000 in Company-paid 401(k) contributions.

Hyperion Annual Report 2006

The following table contains information concerning the stock option grants made to each of the Named Executive Officers during fiscal year 2006. No stock appreciation rights were granted to these individuals during such fiscal year. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually, calculated based on the closing price of the common stock on the grant date. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. References to share amounts contained in this proxy statement have been adjusted to give effect to the December 19, 2005 3-for-2 stock split.

Option Grants in the Last Fiscal Year

					Potential Realizable
		Percent of			Value at Assumed
	Number of	Total Options			Annual Rates of Stock
	Securities	Granted to	Exercise		Price Appreciation For
	Underlying	Employees in	Price per	Expiration	Option Term
Name	Options Granted	Fiscal Year	Share	Date	5%	10%

Godfrey Sullivan	67,500	3.35%	$28.27	6/30/11	$648,637	$1,471,429
Jeffrey Rodek	-	-	-	-	-	-
Robin Washington	135,000	6.70%	$34.91	1/24/12	$1,602,820	$3,636,251
Robert Gersten	30,000	1.49%	$28.27	6/30/11	$288,283	$653,969
Mark Cochran	18,000	0.89%	$28.27	6/30/11	$172,970	$392,381
Heidi Melin	105,000	5.21%	$28.27	6/30/11	$1,008,991	$2,288,890
Burton Goldfield	30,000	1.49%	$28.27	6/30/11	$288,283	$653,969

The following table describes for the Named Executive Officers the number and aggregate value of stock options exercised during fiscal 2006, and the number and aggregate value of unexercised options held by each of the named executive officers as of June 30, 2006:

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options
	Acquired On	Value	Fiscal Year-End (#)		at Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Godfrey Sullivan	240,000	$5,784,017	285,625	216,875	$2,528,469	$733,581
Jeffrey Rodek	61,500	$1,050,373	335,629	18,750	$2,850,561	$219,938
Robin Washington	-	-	-	135,000	-	-
Robert Gersten	61,248	$1,111,853	96,654	87,657	$577,984	$168,325
Mark Cochran	-	-	31,875	76,125	-	-
Heidi Melin	-	-	-	105,000	-	-
Burton Goldfield	63,000	$920,430	54,030	-	$233,895	-

(1)	Based on the closing price of the Common Stock of the Company as reported on the Nasdaq Global Market at June 30, 2006, the last day of trading of the Company’s Common Stock during fiscal year 2006, of $27.60 per share, less the exercise price payable for such shares.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since July 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than the compensation agreements and other arrangements which are described in the section of this proxy statement entitled “Employment Contracts and Change In Control Arrangements”, and the indemnification agreements described in the following paragraph.

We have entered into indemnification agreements with our directors and executive officers containing provisions that may require us, among other things, to indemnify our directors and executive officers against various liabilities that may arise by virtue of their status or service as directors and executive officers, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

If a stockholder wishes to include a proposal in the Company’s proxy statement in connection with the 2007 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be received by the Company not later than June 15, 2007, 120 days before the first anniversary date of the mailing date for the Company’s proxy statement in connection with the 2006 Annual Meeting, in order to be included. Stockholder proposals that are intended to be presented at the 2007 Annual Meeting will be considered untimely if received after August 17, 2007, 90 days before the first anniversary date of the 2006 Annual Meeting. Stockholder proposals should be addressed to Hyperion Solutions Corporation, 5450 Great America Parkway, Santa Clara, California 95054, Attn: Investor Relations. Additional requirements relating to stockholder proposals are included in the Company’s Bylaws.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process of “householding” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker. The Company does not household proxy materials.

Hyperion Annual Report 2006

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Jeffrey R. Rodek
Executive Chairman

Santa Clara, California
October 18, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

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APPENDIX A

2004 EQUITY INCENTIVE PLAN
OF
HYPERION SOLUTIONS CORPORATION, AS AMENDED

1.	Purpose of this Plan

The purpose of this 2004 Equity Incentive Plan is to enhance the long-term stockholder value of Hyperion Solutions Corporation, by offering opportunities to eligible individuals to participate in the growth in value of the equity of Hyperion Solutions Corporation.

2.	Definitions and Rules of Interpretation

2.1  Definitions.

This Plan uses the following defined terms:

(a)	“Administrator” means the Board or the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b)	“Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c)	“Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d)	“Award” means a Stock Award (e.g. restricted stock unit award), Cash Award, or Option granted in accordance with the terms of this Plan.

(e)	“Award Agreement” means the document evidencing the grant of an Award.

(f)	“Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g)	“Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award and (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 17.

(h)	“Board” means the Board of Directors of the Company.

(i)	“Brio Plan Shares” means the Shares, which were originally reserved for issuance under the Brio Software, Inc. 1998 Stock Option Plan and 1998 Directors’ Stock Option Plan but that were not issued or subject to options as of the consummation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization dated July 23, 2002, among parties including the Company and Brio Software, Inc., on a post-converted basis under such agreement, and became available for issuance pursuant to the Former Plan.

(j)	“Cash Award” means the right to receive cash as described in Section 8.3.

(k)	“Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(l)	“Code” means the Internal Revenue Code of 1986.

(m)	“Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(n)	“Company” means Hyperion Solutions Corporation, a Delaware corporation.

(o)	“Company Director” means a member of the Board.

Hyperion Annual Report 2006

(p)	“Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(q)	“Director” means a member of the Board or a member of the board of directors of an Affiliate.

(r)	“Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(s)	“Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(t)	“Effective Date” means the later of the date on which this Plan is approved by the Company’s stockholders and the date on which this Plan is approved by the Board.

(u)	“Employee” means a regular employee of the Company or an Affiliate, including an Executive, officer or an individual who is also a Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(v)	“Exchange Act” means the Securities Exchange Act of 1934.

(w)	“Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(x)	“Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(y)	“Fair Market Value” means the value of Shares as determined under Section 18.2.

(z)	“Former Plan” means the Company’s 1995 Stock Option/Stock Issuance Plan.

(aa)	“Fundamental Transaction” means any transaction or event described in Section 10.3.

(bb)	“Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(cc)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(dd)	“Nonstatutory Option” means any Option other than an Incentive Stock Option.

(ee)	“Non-Employee Director” means any person who is a member of the Board but is not an Employee of the Company or any Affiliate of the Company and has not been an Employee of the Company or

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any Affiliate of the Company at any time during the preceding twelve months. Service as a Director does not in itself constitute employment for purposes of this definition.

(ff)	“Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

(gg)	“Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(hh)	“Option” means a right to purchase Shares of the Company granted under this Plan.

(ii)	“Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(jj)	“Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(kk)	“Plan” means this 2004 Equity Incentive Plan of Hyperion Solutions Corporation, as amended.

(ll)	“Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(mm)	“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(nn)	“Securities Act” means the Securities Act of 1933.

(oo)	“Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(pp)	“Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Committee, a notional account representing the right to be paid an amount based on Shares.

(qq)	“Substitute Award” means a Substitute Option or Substitute Stock Award granted in accordance with the terms of this Plan.

(rr)	“Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(ss)	“Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(tt)	“Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2  Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

Hyperion Annual Report 2006

3.	Shares Subject to this Plan; Term of this Plan

3.1  Number of Award Shares. The maximum Shares issuable under this Plan shall only be those Shares available for grant under the Former Plan (including (a) Shares which were subject to previous awards under the Former Plan but which become available for subsequent grant under the terms of the Former Plan and (b) Brio Plan Shares) plus an additional 6,000,000 Shares. If any Shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Awardee, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan subject to the above-noted maximum Shares issuable; provided that, to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, in the case of forfeiture, cancellation, exchange or surrender of Shares with respect to a Stock Award, the number of Shares with respect to such Awards shall be not be available for Awards hereunder unless dividends paid on such Shares are also forfeited, canceled, exchanged or surrendered.

3.2  Source of Shares. Award Shares may be: (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3  Term of this Plan

(a)	This Plan shall be effective on, and Awards may be granted under this Plan on and after the Effective Date.

(b)	Subject to the provisions of Section 14, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date the Company’s stockholders approve this Plan. Accordingly, Awards may not be granted under this Plan after the ten-year anniversary of the earlier of those dates.

4.	Administration

4.1  General.

(a)	The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only a Committee comprised of independent directors (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules), may grant, and have ultimate responsibility for administering, Awards to Non-Employee Directors and only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b)	So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code.

4.2  Authority of the Board or the Committee. Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a)	grant Awards, including Substitute Awards;

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(b)	determine the Fair Market Value of Shares;

(c)	determine the Option Price and the Purchase Price of Awards;

(d)	select the Awardees;

(e)	determine the times Awards are granted;

(f)	determine the number of Shares subject to each Award;

(g)	determine the methods of payment that may be used to purchase Award Shares;

(h)	determine the methods of payment that may be used to satisfy withholding tax obligations;

(i)	determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j)	modify or amend any Award;

(k)	authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l)	determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m)	interpret this Plan and any Award Agreement or document related to this Plan;

(n)	correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o)	adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p)	adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q)	determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(r)	determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

(s)	make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3  Scope of Discretion. Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 14.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

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5.	Persons Eligible to Receive Awards

5.1  Eligible Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2  Section 162(m) Limitation.

(a)	Options. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more Options within any fiscal year of the Company under this Plan to purchase more than 1,050,000 Shares under Options, subject to adjustment pursuant to Section 10 and (ii) Options may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). If an Option is cancelled, forfeited, exchanged, surrendered, terminated or otherwise expires without being exercised or if the Option Price of an Option is reduced, that cancelled, forfeited, exchanged, surrendered, terminated, expired or repriced Option shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2. Notwithstanding anything herein to the contrary, a new Employee of the Company or an Affiliate shall be eligible to receive up to a maximum of 1,800,000 Shares under Options in the calendar year in which they commence employment, subject to adjustment pursuant to Section 10.

(b)	Cash Awards and Stock Awards. Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. Subject to the limitations set forth in Section 5.2(a) with respect to Options and Section 8.2(a) with respect to Stock Awards, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code. No Employee, Director or Consultant may be granted a Cash Award in excess of $5,000,000 in any fiscal year of the Company, subject to adjustment pursuant to Section 10.

6.	Terms and Conditions of Options

The following rules apply to Options granted pursuant to this Section 6.

6.1  Price. No Incentive Stock Option or Nonstatutory Option may have an Option Price less than the Fair Market Value of the Shares on the Grant Date.

6.2  Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than six years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3  Vesting. Options shall be vested and exercisable in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement provided, however, Options shall not vest or be exercisable within a six month period starting on the Grant Date.

6.4  Form and Method of Payment.

(a)	The Board or Committee shall determine the acceptable form and method of payment for exercising an Option. So long as variable accounting pursuant to “APB 25” does not apply and the Board or Committee otherwise determines there is no material adverse accounting consequence at the time of exercise, the Board or Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price.

(b)	Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

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(c)	In addition, the Administrator may permit payment to be made by any of the following methods:

i.	other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

ii.	provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

iii.	cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

iv.	any combination of the methods of payment permitted by any paragraph of this Section 6.4.

v.	The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5  Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6  Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

6.7  Repricings. Options may not be repriced, replaced or regranted through cancellation or modification without stockholder approval.

7.	Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a)	The Expiration Date of an Incentive Stock Option shall not be later than six years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of six years from its Grant Date.

(b)	No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c)	Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that

Hyperion Annual Report 2006

share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d)	In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e)	Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f)	The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g)	Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h)	No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i)	An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination. In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option while it remains exercisable.

(j)	An Incentive Stock Option may only be modified by the Board.

8.	Stock Awards and Cash Awards

8.1  Reserved.

8.2  Stock Awards. The following rules apply to all Stock Awards:

(a)	General. Total Stock Awards shall not exceed 4,365,000 Shares plus such restricted stock awards which do not vest and are repurchased by the Company pursuant to the Former Plan. No Employee, Director or Consultant may be granted one or more Stock Awards in any fiscal year of the Company under the Plan in excess of 500,000 Shares, subject to adjustment pursuant to Section 10. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement; provided, however, that Shares subject to a Stock Award granted after November 16, 2005 shall vest over a period of at least as long as one of the

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following vesting periods, as applicable, or such greater vesting period as may otherwise be set forth in an Award Agreement: 1) for Shares that vest based upon an Awardee’s continued service with the Company or Affiliate, a minimum of three (3) years from the date of grant, or 2) for Shares that vest based upon the satisfaction of Objectively Determinable Performance Conditions, a minimum of one (1) year from the date of grant; provided that, in each case, vesting may begin immediately upon the Grant Date. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement (e.g. a restricted stock unit award agreement), whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. Subject to Section 5.2(b), the grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions. Acceleration of vesting of any Stock Award shall not be permitted by the Administrator except as otherwise provided under Section 10 or Section 11, as may be applicable.

(b)	Right of Repurchase. If so provided in the Award Agreement and subject to Section 16.2, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c)	Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(d)	Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

(e)	Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

8.3  Cash Awards. The following rules apply to all Cash Awards:

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. Subject to Section 5.2(b), the grant or vesting of any Cash Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

9.	Exercise of Awards

9.1  In General. An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

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9.2  Time of Exercise. Options and Stock Awards shall be considered exercised when the Company receives:

(a)	written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share.

9.3  Issuance of Award Shares. The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4  Termination.

(a)	In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate. Unless waived by the Company’s Human Resources department (which determination may be made on a case by case basis without any requirement to consider whether or not this provision was waived in any previous case whether similar or not, except that the Company’s Human Resources department may not exercise such discretion with respect to a person who is or within six months of his termination was a reporting person for purposes of Section 16 of the Exchange Act), in the event the Awardee is terminated by the Company for Cause, any vested Options which are unexercised as of the date of Awardee’s Termination shall expire and become unexercisable thereafter. In the case of persons subject to Section 16 of the Exchange Act, such waiver must be made by the Board or Committee if so required under the rules of the Exchange Act. For purposes of this Section 9.4, Cause shall mean the commission of any act of fraud, embezzlement or dishonesty by the Awardee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of any Awardee or other person in the service of the Company.

(b)	Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c)	Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 17. In the case of Termination due to disability, if a guardian or conservator has been

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appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d)	Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e)	Administrator Discretion. Notwithstanding the provisions of Section 9.4 (a)-(e), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

i.	Extend the period of time for which the Award is to remain exercisable following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

ii.	Permit the Award to be exercised during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(f)	Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.	Certain Transactions and Events

10.1  In General.

Except as provided in this Plan, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10.

10.2  Mandatory Anti-Dilution Adjustment for Changes in Capital Structure. In the event of any change to the securities of the Company subject to the Plan, or subject to any Award, without the receipt of consideration by the Company, including any merger, consolidation, reorganization, stock split, reverse stock split, recapitalization, reincorporation, exchange, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash or other property dividend, liquidating dividend, or any other similar change to the capital structure of the Company not involving the receipt of consideration by the Company, all appropriate antidilution adjustments shall be made to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the Purchase Price of any Stock Award, (d) the Option Price and number and class of securities issuable under each outstanding Option, and (e) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. For purposes of this Section 10.2, a Fundamental Transaction or Change in Control or conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

10.3 Fundamental Transactions. Except for grants to Non-Employee Directors pursuant to Section 11 herein, in the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different

Hyperion Annual Report 2006

jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event, but then terminate. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the Committee. Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

10.4  Changes of Control. The Board may also, but need not, specify that other transactions or events constitute a “Change in Control”. The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything in this Plan to the contrary, in the event of an involuntary Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate fully so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of one (1) year following termination, but in no event after the Expiration Date.

10.5 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom

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that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or Awardee.

10.6  Dissolution. If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.7  Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.	Non-Employee Director Awards

11.1  Non-Employee Director Awards.

(a)	General. Awards may be granted by the Committee pursuant to this Section 11.1 to: (i) each Non-Employee Director who is first elected or appointed to the Board at any time after the Effective Date, and (ii) commencing in 2004, on the date of each annual meeting of stockholders, each individual who is to continue serving as a Non-Employee Director, provided, however, that such individual has served as a Non-Employee Director for at least six (6) months. Subject to this Section 11.1, the Committee shall determine the terms of each such Award, including, without limitation, the type of Award, the number of Shares subject to such Award, the Option Price (but not below the Fair Market Value at the date of grant if the Award is an Option), of any such Awards, the term of the Award (which shall not exceed six years) and the time or times at which any such Awards may be exercised.

(b)	Termination of Service. Except as otherwise provided in Section 11.3, after Awardee ceases to serve as a Non-Employee Director, Employee or Consultant (the “Cessation Date”) Awards granted pursuant to Section 11.1 held by the Awardee on the Cessation Date shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the twelve months after such Cessation Date, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the twelve months after the Cessation Date, the Award shall automatically terminate. In the case of a cessation of service due to death, an Award may be exercised as provided in Section 17. In the case of a cessation of service due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s cessation of service shall not cause the cessation of service to be treated as having occurred due to death or disability.

(c)	Board Discretion. The Awards under this Section 11.1 are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. Subject to Section 8.2(a), the Committee may, in its discretion, amend the Plan with respect to the terms of the Awards herein, may add or substitute other Awards or may temporarily or permanently suspend Awards hereunder, all without approval of the Company’s stockholders.

11.2  Reserved.

11.3  Certain Transactions and Events.

(a)	In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Award held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Award

Hyperion Annual Report 2006

shall, immediately prior to the effective date of the Fundamental Transaction, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares and all repurchase rights of the Company shall fully and immediately terminate. Immediately following the consummation of the Fundamental Transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

(b)	In the event of a Change in Control while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Award held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Award shall, immediately prior to the effective date of the Change in Control, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares and all repurchase rights of the Company shall fully and immediately terminate. Each Option shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Option term in connection with a Change in Control.

(c)	Each Award which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the Award been exercised and all repurchase rights lapsed immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price payable per share under each outstanding Option, provided the aggregate Option Price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Options granted pursuant to Section 11, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Fundamental Transaction.

(d)	The grant of Awards pursuant to Section 11 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e)	The remaining terms of each Award granted pursuant to Section 11 shall, as applicable, be the same as terms in effect for Awards granted under this Plan. Notwithstanding the foregoing, the provisions of Section 9.4 and Section 10 shall not apply to Awards granted pursuant to Section 11 except with respect to the application of the defined terms contained therein.

11.4  Limited Transferability of Options. Each Award granted pursuant to Section 11 may be assigned in whole or in part during the Awardee’s lifetime to one or more members of the Awardee’s family or to a trust established exclusively for one or more of such family members or to an entity in which the Awardee is majority owner or to the Awardee ’s former spouse, to the extent such assignment is in connection with the Awardee ’s estate or financial plan or pursuant to a Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards under Section 11, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee ’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable Award Agreement evidencing each such transferred Award, including (without limitation) the limited time period during which an Option may be exercised following the Awardee ’s death.

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12.	Withholding and Tax Reporting

12.1  Tax Withholding Alternatives.

(a)	General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)	Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

12.2  Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.	Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.	Amendment or Termination of this Plan or Outstanding Awards

14.1  Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

14.2  Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders with respect to any Plan amendment that purports to increase the number of Shares available for issuance under the Plan except as otherwise provided under Section 3.1 or Section 10.2. Stockholder approval shall also be sought where necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

14.3  Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse

Hyperion Annual Report 2006

accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15.	Reserved Rights

15.1  Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

15.2  Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16.	Special Arrangements Regarding Award Shares

16.1  Escrow of Stock Certificates. To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

16.2  Repurchase Rights.

(a)	General. If a Stock Award is subject to vesting conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be determined by the Administrator in accordance with this Section 16.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

(b)	Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17.	Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the

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Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

18.	Miscellaneous

18.1  Governing Law. This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

18.2  Determination of Value. Fair Market Value shall be determined as follows:

(a)	Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b)	Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c)	No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholders’ equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

18.3  Reservation of Shares. During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

18.4  Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

18.5  Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

Hyperion Annual Report 2006

Hyperion™

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Least Address Line

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

C 1234567890 J N T

☐ Mark th s box w th an X f you have made changes to your name or address deta s above.

Annual Meeting Proxy Card

123456 C0123456789 12345

A Election of Directors

1. To e ect three C ass II d rectors to serve for a three-year term:

Nominees:	For	Withhold
01 - Nanc Ca dwe	☐	☐
02 - Jeffrey Rodek	☐	☐
03 - Maynard Webb	☐	☐

B Issues

	For	Against	Abstain
2. To approve amendment of the Company's 2004 Equ ty Incent ve P an.	☐	☐	☐
3. To rat fy the appo ntment of Pr cewaterhouseCoopers LLP as the Company's ndependent reg stered pub c accounting f rm for the f sca year end ng June 30, 2007.	☐	☐	☐

P ease s gn exact y as your name(s) appear(s) hereon. A ho ders must s gn. When s gn ng n a f duc ary capac ty, p ease nd cate fu t t e as such. If a corporat on or partnersh p, p ease s gn n fu corporate or partnersh p name by author zed person. When shares are he d by jo nt tenants or as commun ty property, both shou d s gn.

Date (mm/dd/yyyy)	S gnature 1 - P ease keep s gnature w th n the box	S gnature 2 - P ease keep s gnature w th n the box
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001CD40001 00MG6E

. + 000000000.000 ext 000000000.000 ext 000004 000000000.000 ext MR A SAMPLE 000000000.000 ext DESIGNATION (IF ANY) 000000000.000 ext ADD 1 Least Address Line 000000000.000 ext ADD 2 000000000.000 ext ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890 J N T Mark this box with an X if you have made changes to your name or address details above. Annual Meeting Proxy Card 123456 C0123456789 12345 A Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. The Board of Directors recommends a vote FOR each of the following nominees. 1. To elect three Class II directors to serve for a three-year term: Nominees: For Withhold 01 — Nanci Caldwell 02 — Jeffrey Rodek 03 — Maynard Webb B Issues The Board of Directors recommends a vote FOR each of the following proposals. For Against Abstain 2. To approve amendment of the Company’s 2004 Equity Incentive Plan. 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007. If no direction is indicated, this proxy will be voted FOR each proposal. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion. C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person. When shares are held by joint tenants or as community property, both should sign. Date (mm/dd/yyyy) Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box 0 1 0 7 7 6 1 1 U P X C O Y + 001CD40001 00MG6E

Proxy — Hyperion Solutions Corporation FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 15, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HYPERION SOLUTIONS CORPORATION The undersigned hereby appoints GODFREY SULLIVAN, ROBIN WASHINGTON and MARK COCHRAN, or any of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Hyperion Solutions Corporation (the “Company”) to be held at the Company’s offices at 5450 Great America Parkway, Santa Clara, California 95054 on Wednesday, November 15, 2006, at 2:30 p.m., and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting in accordance with the directions of the undersigned on the matters set forth on the reverse side and in the discretion of the representatives on such other matters as may properly come before the meeting or any adjournment or postponement thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE INTERNET ACCESS IS HERE! Hyperion Solutions Corporation is pleased to announce that registered shareholders now have an innovative and secure means of accessing and managing their registered accounts on-line. This easy-to-use service is only a click away at: http://www.computershare.com In order to access your account please click on the “Investor Centre” tab and follow the instructions to register. Telephone and Internet Voting Instructions You can vote by telephone OR Internet! Available 24 hours a day 7 days a week! Proxies submitted by telephone or the Internet must be received by 6:00 p.m., EST, on November 14, 2006. Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. To vote using the Telephone (within U.S. and Canada) To vote using the Internet • Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on • Go to the following web site: a touch tone telephone. There is NO CHARGE to you for the call. WWW.COMPUTERSHARE.COM/EXPRESSVOTE • Follow the simple instructions provided by the recorded message. • Enter the information requested on your computer screen and follow the simple instructions. VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. THANK YOU FOR VOTING